                            SUNAMERICA EQUITY FUNDS
       THE SUNAMERICA CENTER, 733 THIRD AVENUE, NEW YORK, NY 10017-3204

                 GENERAL MARKETING AND SHAREHOLDER INFORMATION

                                (800) 858-8850

  SunAmerica Equity Funds is an open-end management investment company (the "Trust") the Trust currently offers six different investment funds (each, a "Fund" and collectively, the "Funds") with distinct investment objectives and/or strategies. Each Fund is advised and/or managed by SunAmerica Asset Management Corp. (the "Adviser"). AIG Global Investment Corp. ("AIG Global") serves as sub-adviser for the foreign equity component of the SunAmerica Global Balanced Fund. (AIG Global is referred to hereinafter as the "Sub-Adviser"). An investor may invest in one or more of the following Funds with the corresponding investment objectives:

  SunAmerica Balanced Assets Fund ("Balanced Assets Fund")--seeks to conserve principal by maintaining at all times a balanced portfolio of stocks and bonds.

  SunAmerica Global Balanced Fund ("Global Balanced Fund")--seeks capital appreciation while conserving principal by maintaining at all times a balanced portfolio of domestic and foreign stocks and bonds.

  SunAmerica Blue Chip Growth Fund ("Blue Chip Growth Fund")--seeks capital appreciation by investing primarily in equity securities of companies with large market capitalizations.

  SunAmerica Mid-Cap Growth Fund ("Mid-Cap Growth Fund")--seeks capital appreciation by investing primarily in equity securities of medium-sized companies.

  SunAmerica Small Company Growth Fund ("Small Company Growth Fund")--seeks capital appreciation by investing primarily in equity securities of small capitalization growth companies.

  SunAmerica Growth and Income Fund ("Growth and Income Fund")--seeks capital appreciation and current income by investing primarily in common stocks.

  Each Fund currently offers Class A and Class B shares. The offering price is the next-determined net asset value per share, plus for each class a sales charge which, at the investor's option, may be (i) imposed at the time of purchase (Class A shares) or (ii) deferred (Class B shares and purchases of Class A shares in excess of $1 million). Class B shares are offered without an initial sales charge, although a declining contingent deferred sales charge ("CDSC") may be imposed on redemptions made within six years of purchase. Class B shares of each Fund will convert automatically to Class A shares on the first business day of the month following the seventh anniversary of the issuance of such Class B shares and at such time will be subject to the lower distribution fee applicable to Class A shares. Each class makes distribution and account maintenance and service fee payments under a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"). See "Purchase of Shares."

  Shares of the Funds are not deposits or obligations of, or guaranteed or endorsed by, any bank through which such shares may be sold, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

  This Prospectus explains concisely what you should know before investing in any of the Funds. Please read it carefully before investing and retain it for future reference. You can find more detailed information about the Funds in the Statement of Additional Information dated January 30, 1997, which is incorporated by reference into this Prospectus, and further information about the performance of the Funds in the Trust's Annual Report to Shareholders. The Statement of Additional Information and Annual Report to Shareholders may be obtained without charge by contacting the Trust at the address or telephone number listed above.

-------------------------------------------------------------------------------
THESE SECURITIES  HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION NOR  HAS THE SECURI-
  TIES AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES  COM- MISSION PASSED
   UPON THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY REPRESENTATION TO
    THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

                    PROSPECTUS DATED JANUARY 30, 1997

                             TABLE OF CONTENTS

                                     PAGE
                                     -----
Prospectus.........................  Cover
Summary of Fund Expenses...........      2
Financial Highlights...............      4
Investment Objectives, Policies and
 Restrictions                            7
Balanced Assets Fund...............      7
Global Balanced Fund...............      7
Blue Chip Growth Fund..............      9
Mid-Cap Growth Fund................      9
Small Company Growth Fund..........     10
Growth and Income Fund.............     10

                                       PAGE
                                       ----
Investment Techniques and
 Risk Factors......................     11
Management of the Trust............     17
Purchase of Shares.................     20
Redemption of Shares...............     23
Exchange Privilege.................     24
Portfolio Transactions, Brokerage
 and Turnover......................     25
Determination of Net Asset Value...     26
Performance Data...................     26
Dividends, Distributions and
 Taxes.............................     26
General Information................     27

                            SUMMARY OF FUND EXPENSES

  A general comparison of the sales arrangements and other non-recurring expenses applicable to Class A shares and Class B shares follows:

                                                                              SMALL
                          BALANCED      GLOBAL      BLUE CHIP    MID-CAP     COMPANY   GROWTH AND
                         ASSETS FUND BALANCED FUND GROWTH FUND GROWTH FUND GROWTH FUND INCOME FUND
                         ----------- ------------- ----------- ----------- ----------- -----------
                         CLASS CLASS CLASS  CLASS  CLASS CLASS CLASS CLASS CLASS CLASS CLASS CLASS
                           A     B     A      B      A     B     A     B     A     B     A     B
                         ----- ----- ------ ------ ----- ----- ----- ----- ----- ----- ----- -----
Shareholder Transaction Expenses
 Maximum Initial Sales
  Load(/1/)............. 5.75%  None  5.75%   None 5.75%  None 5.75%  None 5.75%  None 5.75%  None
 Maximum Sales Load on
  Reinvested Dividends..  None  None   None   None  None  None  None  None  None  None  None  None
 Maximum Deferred Sales
  Load(/2/).............  None 4.00%   None  4.00%  None 4.00%  None 4.00%  None 4.00%  None 4.00%
 Redemption Fees(/3/)...  None  None   None   None  None  None  None  None  None  None  None  None
 Exchange Fees..........  None  None   None   None  None  None  None  None  None  None  None  None
Annual Fund Operating Expenses (net
 of fee waivers/expense reimburse-
 ments)(/4/)
  (as a percentage of average net assets)
 Management Fees........ 0.75% 0.75%  0.60%  0.60% 0.75% 0.75% 0.75% 0.75% 0.75% 0.75% 0.43% 0.43%
 12b-1 Fees(/5/)........ 0.35% 1.00%  0.35%  1.00% 0.35% 1.00% 0.35% 1.00% 0.35% 1.00% 0.35% 1.00%
 Other Expenses......... 0.42% 0.37%  1.20%  1.20% 0.47% 0.48% 0.52% 0.57% 0.43% 0.41% 0.50% 0.50%
                         ----- ----- ------ ------ ----- ----- ----- ----- ----- ----- ----- -----
Total Operating
 Expenses(/6/).......... 1.52% 2.12%  2.15%  2.80% 1.57% 2.23% 1.62% 2.32% 1.53% 2.16% 1.28% 1.93%
                         ===== ===== ====== ====== ===== ===== ===== ===== ===== ===== ===== =====

-------
(1) The front-end sales charge on Class A shares decreases with the size of the purchase to 0% for purchases of $1,000,000 or more. See "Purchase of Shares."

(2) Purchases of Class A shares in excess of $1,000,000 will be subject to a CDSC on redemptions made within one year of purchase. The CDSC on Class B shares applies only if a redemption occurs within six years from their purchase date.
(3) A $15.00 fee may be imposed for wire redemptions.

(4) The information provided is based on data for the fiscal year ended September 30, 1996, with the exception of Growth and Income Fund Class A and Class B, which represents estimated expenses for the current fiscal year. The Growth and Income Fund's expenses for the year ended September 30, 1995 were .46% for Class A and .30% for Class B, net of expenses waivers and reimbursements.
(5) 0.25% of the 12b-1 fee comprises an Account Maintenance and Service Fee. A portion of the Account Maintenance and Service Fee is allocated to member firms of the National Association of Securities Dealers, Inc. for continuous personal service by such members to investors in the Funds, such as responding to shareholder inquiries, quoting net asset values, providing current marketing material and attending to other shareholder matters. Class B shareholders who own their shares for an extended period of time may pay more in Rule 12b-1 distribution fees than the economic equivalent of the maximum front-end sales charge permitted under the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

(6) For the fiscal year ended September 30, 1996, the total operating expenses (on a gross basis) for Global Balanced Fund Class A and Class B, and Growth and Income Fund Class A and Class B were: 2.59%, 3.21%, 1.97% and 2.72%, respectively.

EXAMPLE:

  You would pay the following expenses on a $1,000 investment over various time periods assuming (1) a 5% annual rate of return and (2) redemption at the end of each time period. The 5% return and the expenses used in this example should not be considered indicative of actual or expected performance or expenses both of which will vary:

                                                1 YEAR 3 YEARS 5 YEARS 10 YEARS
                                                ------ ------- ------- --------
BALANCED ASSETS FUND
 (Class A shares)..............................  $72    $103    $136     $228
 (Class B shares)*.............................  $62    $ 96    $134     $223
GLOBAL BALANCED FUND
 (Class A shares)..............................  $78    $121    $166     $291
 (Class B shares)*.............................  $68    $117    $168     $290
BLUE CHIP GROWTH FUND
 (Class A shares)..............................  $73    $104    $138     $234
 (Class B shares)*.............................  $63    $100    $139     $232
MID-CAP GROWTH FUND
 (Class A shares)..............................  $73    $106    $141     $239
 (Class B shares)*.............................  $64    $102    $144     $240
SMALL COMPANY GROWTH FUND
 (Class A shares)..............................  $72    $103    $136     $229
 (Class B shares)*.............................  $62    $ 98    $136     $226
GROWTH AND INCOME FUND
 (Class A shares)..............................  $70    $ 96    $124     $203
 (Class B shares)*.............................  $60    $ 91    $124     $201

  You would pay the following expenses on the same investment, assuming no redemption:

                                                1 YEAR 3 YEARS 5 YEARS 10 YEARS
                                                ------ ------- ------- --------
BALANCED ASSETS FUND
 (Class A shares)..............................  $72    $103    $136     $228
 (Class B shares)*.............................  $22    $ 66    $114     $223
GLOBAL BALANCED FUND
 (Class A shares)..............................  $78    $121    $166     $291
 (Class B shares)*.............................  $28    $ 87    $148     $290
BLUE CHIP GROWTH FUND
 (Class A shares)..............................  $73    $104    $138     $234
 (Class B shares)*.............................  $23    $ 70    $119     $232
MID-CAP GROWTH FUND
 (Class A shares)..............................  $73    $106    $141     $239
 (Class B shares)*.............................  $24    $ 72    $124     $240
SMALL COMPANY GROWTH FUND
 (Class A shares)..............................  $72    $103    $136     $229
 (Class B shares)*.............................  $22    $ 68    $116     $226
GROWTH AND INCOME FUND
 (Class A shares)..............................  $70    $ 96    $124     $203
 (Class B shares)*.............................  $20    $ 61    $104     $201

  The foregoing examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

-------
* Class B shares convert to Class A shares on the first business day of the month following the seventh anniversary of the purchase of such Class B shares. Therefore, with respect to the 10-year expense information, years 8, 9 and 10 reflect the expenses attributable to ownership of Class A shares.

                              FINANCIAL HIGHLIGHTS

  The following financial highlights for each of the three years ended September 30, 1996 and for the period July 1, 1993 through September 30, 1993 and for the three years in the period ended June 30, 1993 for the Balanced Assets Fund and the periods through September 30, 1996 for the Blue Chip Growth Fund, has been audited by Price Waterhouse LLP, each Fund's independent accountants, whose report on the financial statements containing such information for the five years in the period ended September 30, 1996 is included in the Annual Report to Shareholders. These Financial Highlights should be read in conjunction with each Fund's financial statements and notes thereto, which are included in the Statement of Additional Information and are incorporated by reference herein.

                                              NET
                                          GAIN (LOSS)
                                              ON
                                          INVESTMENTS   TOTAL    DIVIDENDS DISTRI-            NET                 NET
               NET ASSET    NET              (BOTH       FROM    FROM NET  BUTIONS           ASSET               ASSETS
                 VALUE    INVEST-          REALIZED    INVEST-    INVEST-   FROM     TOTAL   VALUE,              END OF
PERIOD         BEGINNING    MENT              AND        MENT      MENT    CAPITAL  DISTRI-  END OF    TOTAL     PERIOD
ENDED          OF PERIOD   INCOME         UNREALIZED) OPERATIONS  INCOME    GAINS   BUTIONS  PERIOD RETURN(/1/)  (000'S)
------------------------------------------------------------------------------------------------------------------------

                                               BALANCED ASSETS FUND

                                                     CLASS A
09/24/93-
09/30/93(/3/)   $15.07   $      --          $ 0.06      $ 0.06    $  --    $  --    $   --   $15.13     0.40 %  $ 33,381
09/30/94         15.13    0.30(/5/)          (0.23)       0.07     (0.28)   (0.30)   (0.58)   14.62     0.50      52,098
09/30/95         14.62    0.32(/5/)           2.51        2.83     (0.45)   (0.58)   (1.03)   16.42    20.68     119,916
09/30/96         16.42      0.27(5)           1.39        1.66     (0.28)   (0.99)   (1.27)   16.81    10.65     147,035

                                      RATIO
                                      OF NET
               RATIO OF              INVEST-
               EXPENSES                MENT
                  TO                  INCOME                          AVERAGE
               AVERAGE                  TO                           COMMISSION
PERIOD           NET                 AVERAGE               PORTFOLIO    PER
ENDED           ASSETS              NET ASSETS             TURNOVER  SHARE(/2/)
-------------------------------------------------------------------------------

                            BALANCED ASSETS FUND

                                  CLASS A
09/24/93-
09/30/93(/3/)    1.54%(4)              0.46%(4)                25%        N/A
09/30/94         1.58                  2.00                   141         N/A
09/30/95         1.50                  2.13                   130         N/A
09/30/96         1.52                  1.63                   187      0.0611

                                              NET
                                          GAIN (LOSS)
                                              ON
                                          INVESTMENTS   TOTAL    DIVIDENDS DISTRI-            NET                 NET
               NET ASSET    NET              (BOTH       FROM    FROM NET  BUTIONS           ASSET               ASSETS
                 VALUE    INVEST-          REALIZED    INVEST-    INVEST-   FROM     TOTAL   VALUE,              END OF
PERIOD         BEGINNING    MENT              AND        MENT      MENT    CAPITAL  DISTRI-  END OF    TOTAL     PERIOD
ENDED          OF PERIOD   INCOME         UNREALIZED) OPERATIONS  INCOME    GAINS   BUTIONS  PERIOD RETURN(/1/)  (000'S)
------------------------------------------------------------------------------------------------------------------------

                                               BALANCED ASSETS FUND

                                                   CLASS B(6)
06/30/87        $13.99   $0.14(/5/)         $ 1.32      $ 1.46    $(0.11)  $(0.62)  $(0.73)  $14.72     9.87 %  $141,055
06/30/88         14.72    0.23(/5/)          (0.52)      (0.29)    (0.23)   (0.72)   (0.95)   13.48    (1.49)    151,924
06/30/89         13.48    0.37(/5/)           0.70        1.07     (0.38)     --     (0.38)   14.17     8.22     131,317
06/30/90         14.17    0.53(/5/)           1.26        1.79     (0.53)     --     (0.53)   15.43    12.89     123,611
06/30/91         15.43    0.39(/5/)           0.18        0.57     (0.25)     --     (0.25)   15.75     4.41      90,239
06/30/92         15.75    0.33(/5/)           0.98        1.31     (0.42)   (1.01)   (1.43)   15.63     7.51      83,234
06/30/93         15.63    0.30(/5/)           2.63        2.93     (0.30)   (2.40)   (2.70)   15.86    20.29     113,871
07/01/93-
09/30/93         15.86    0.05(/5/)           0.49        0.54     (0.06)   (1.21)   (1.27)   15.13     3.44     137,456
09/30/94         15.13    0.20(/5/)          (0.23)      (0.03)    (0.18)   (0.30)   (0.48)   14.62    (0.14)    180,655
09/30/95         14.62    0.23(/5/)           2.51        2.74     (0.36)   (0.58)   (0.94)   16.42    19.96     162,115
09/30/96         16.42    0.17(/5/)           1.38        1.55     (0.18)   (0.99)   (1.17)   16.80     9.93     171,197

                                      RATIO
                                      OF NET
               RATIO OF              INVEST-
               EXPENSES                MENT
                  TO                  INCOME                          AVERAGE
               AVERAGE                  TO                           COMMISSION
PERIOD           NET                 AVERAGE               PORTFOLIO    PER
ENDED           ASSETS              NET ASSETS             TURNOVER  SHARE(/2/)
-------------------------------------------------------------------------------

                            BALANCED ASSETS FUND

                                  CLASS B(6)
06/30/87         2.13%                 0.95%                   76%        N/A
06/30/88         2.01                  1.65                    58         N/A
06/30/89         2.02                  2.74                    59         N/A
06/30/90         1.92                  3.55                    33         N/A
06/30/91         1.94(/7/)             2.65(/7/)               56         N/A
06/30/92         1.93(/8/)             2.04(/8/)              151         N/A
06/30/93         1.91(/9/)             1.94(/9/)              251         N/A
07/01/93-
09/30/93         2.10(4)(10)           1.36(4)(10)             25         N/A
09/30/94         2.21                  1.36                   141         N/A
09/30/95         2.12                  1.59                   130         N/A
09/30/96         2.12                  1.03                   187      0.0611

                                              NET
                                          GAIN (LOSS)
                                              ON
                                          INVESTMENTS   TOTAL    DIVIDENDS DISTRI-            NET                 NET
               NET ASSET    NET              (BOTH       FROM    FROM NET  BUTIONS           ASSET               ASSETS
                 VALUE    INVEST-          REALIZED    INVEST-    INVEST-   FROM     TOTAL   VALUE,              END OF
PERIOD         BEGINNING    MENT              AND        MENT      MENT    CAPITAL  DISTRI-  END OF    TOTAL     PERIOD
ENDED          OF PERIOD   INCOME         UNREALIZED) OPERATIONS  INCOME    GAINS   BUTIONS  PERIOD RETURN(/1/)  (000'S)
------------------------------------------------------------------------------------------------------------------------

                                            BLUE CHIP GROWTH FUND(11)

                                                     CLASS A
10/08/93-
09/30/94(/3/)   $16.24   $     0.09(/5/)    $(0.26)     $(0.17)   $  --    $(0.65)  $(0.65)  $15.42    (1.05)%  $  3,207
09/30/95         15.42         0.02(/5/)      2.99        3.01       --     (1.09)   (1.09)   17.34    21.29      42,407
09/30/96         17.34        (0.03)(/5/)     2.22        2.19       --     (1.91)   (1.91)   17.62    13.88      51,993

                                      RATIO
                                      OF NET
               RATIO OF              INVEST-
               EXPENSES                MENT
                  TO                  INCOME                          AVERAGE
               AVERAGE                  TO                           COMMISSION
PERIOD           NET                 AVERAGE               PORTFOLIO    PER
ENDED           ASSETS              NET ASSETS             TURNOVER  SHARE(/2/)
-------------------------------------------------------------------------------

                             BLUE CHIP GROWTH FUND(11)

                                   CLASS A
10/08/93-
09/30/94(/3/)    1.64%(/4/)(/1//2/)    0.65%(/4/)(/1//2/)     170%        N/A
09/30/95         1.58(/3/)             0.11(13)               251         N/A
09/30/96         1.57                 (0.18)                  269      0.0600

                                              NET
                                          GAIN (LOSS)
                                              ON
                                          INVESTMENTS   TOTAL    DIVIDENDS DISTRI-            NET                 NET
               NET ASSET    NET              (BOTH       FROM    FROM NET  BUTIONS           ASSET               ASSETS
                 VALUE    INVEST-          REALIZED    INVEST-    INVEST-   FROM     TOTAL   VALUE,              END OF
PERIOD         BEGINNING    MENT              AND        MENT      MENT    CAPITAL  DISTRI-  END OF    TOTAL     PERIOD
ENDED          OF PERIOD   INCOME         UNREALIZED) OPERATIONS  INCOME    GAINS   BUTIONS  PERIOD RETURN(/1/)  (000'S)
------------------------------------------------------------------------------------------------------------------------

                                            BLUE CHIP GROWTH FUND(11)

                                                   CLASS B
12/31/87        $13.14   $     0.03         $(1.05)     $(1.02)   $(0.03)  $(1.56)  $(1.59)  $10.53    (7.48)%  $185,939
12/31/88         10.53         0.16           2.91        3.07     (0.17)   (0.60)   (0.77)   12.83    29.34     216,582
12/31/89         12.83         0.17           1.47        1.64     (0.17)   (1.35)   (1.52)   12.95    12.76     207,549
12/31/90         12.95         0.04          (3.29)      (3.25)    (0.05)     --     (0.05)    9.65   (25.11)    123,379
12/31/91          9.65        (0.06)          2.94        2.88       --       --       --     12.53    29.84     105,734
12/31/92         12.53        (0.13)          1.19        1.06       --       --       --     13.59     8.46      83,237
01/01/93-
09/30/93         13.59        (0.02)(/5/)     2.71        2.69       --       --       --     16.28    19.79      79,774
09/30/94         16.28        (0.01)(/5/)    (0.28)      (0.29)      --     (0.65)   (0.65)   15.34    (1.81)     71,749
09/30/95         15.34        (0.01)(/5/)     2.89        2.88       --     (1.09)   (1.09)   17.13    20.51      39,533
09/30/96         17.13        (0.14)(/5/)     2.19        2.05       --     (1.91)   (1.91)   17.27    13.17      36,199

                                      RATIO
                                      OF NET
               RATIO OF              INVEST-
               EXPENSES                MENT
                  TO                  INCOME                          AVERAGE
               AVERAGE                  TO                           COMMISSION
PERIOD           NET                 AVERAGE               PORTFOLIO    PER
ENDED           ASSETS              NET ASSETS             TURNOVER  SHARE(/2/)
-------------------------------------------------------------------------------

                             BLUE CHIP GROWTH FUND(11)

                                      CLASS B
12/31/87         2.41%(/1//4/)         3.32%(/1//4/)           41%        N/A
12/31/88         2.35                  1.20                    47         N/A
12/31/89         2.36                  1.12                    67         N/A
12/31/90         2.51                  3.36                    90         N/A
12/31/91         2.50                 (0.42)                   79         N/A
12/31/92         2.53                 (0.75)                  192         N/A
01/01/93-
09/30/93         2.46(/4/)            (0.14)(/4/)             171         N/A
09/30/94         2.28                 (0.05)                  170         N/A
09/30/95         2.22                 (0.09)                  251         N/A
09/30/96         2.23                 (0.83)                  269      0.0600

-------

(1) Total return is not annualized and does not reflect sales load.

(2) The average commission per share is derived by taking the agency commissions paid on equity securities trades and dividing by the number of shares purchased or sold.

(3) Commencement of sale of respective class of shares.

(4) Annualized.

(5) Calculated based upon average shares outstanding.

(6) Shares of the SunAmerica Balanced Assets Fund series of SunAmerica Fund Group were redesignated as Class B shares of SunAmerica Balanced Assets Fund. In addition, the Fund changed its fiscal year end to September 30, effective September 24, 1993.

(7) Net of expense reimbursement equivalent to .29% of average net assets in fiscal 1991.

(8) Net of expense reimbursement equivalent to .12% of average net assets in fiscal 1992.

(9) Net of expense reimbursement equivalent to .05% of average net assets in fiscal 1993.

(10) Net of expense reimbursement equivalent to .04% of average net assets for the period ended September 30, 1993.

(11) Blue Chip Growth Fund changed its fiscal year end to September 30, effective September 24, 1993.


(12) Net of expense reimbursement equivalent to 1.66% of average net assets for the period ended September 30, 1994.
(13) Net of fee waiver/expense reimbursement equivalent to .11% of average net assets for the fiscal year ended September 30, 1995.

(14) Net of fee waiver equivalent to .05% of average net assets in fiscal 1987.

  The following financial highlights for the periods through September 30, 1996, has been audited by Price Waterhouse LLP, each Fund's independent accountants, whose report on the financial statements containing such information for the five years in the period ended September 30, 1996 is included in the Annual Report to Shareholders. These Financial Highlights should be read in conjunction with each Fund's financial statements and notes thereto, which are included in the Statement of Additional Information and are incorporated by reference herein.

                                              NET
                                          GAIN (LOSS)
                                              ON
                                          INVESTMENTS   TOTAL    DIVIDENDS DISTRI-            NET                 NET
                  NET ASSET   NET            (BOTH       FROM    FROM NET  BUTIONS           ASSET              ASSETS,
                    VALUE   INVEST-        REALIZED    INVEST-    INVEST-   FROM     TOTAL   VALUE,              END OF
PERIOD            BEGINNING  MENT             AND        MENT      MENT    CAPITAL  DISTRI-  END OF    TOTAL     PERIOD
ENDED             OF PERIOD INCOME        UNREALIZED) OPERATIONS  INCOME    GAINS   BUTIONS  PERIOD RETURN(/1/) (000'S)
------------------------------------------------------------------------------------------------------------------------

                                              MID-CAP GROWTH FUND(3)

                                                    CLASS A
11/30/87(/4/)      $11.91   $ 0.07          $(1.44)     $(1.37)   $(0.04)     --    $(0.04)  $10.50   (11.61)%  $ 18,429
11/30/88            10.50     0.47            2.36        2.83     (0.08)     --     (0.08)   13.25    26.97      28,082
11/30/89            13.25     0.17            4.42        4.59     (0.29)  $(0.54)   (0.83)   17.01    36.39      48,188
11/30/90            17.01     0.30           (3.08)      (2.78)    (0.24)   (1.09)   (1.33)   12.90   (17.62)     27,460
11/30/91            12.90     0.16            3.09        3.25     (0.25)   (2.60)   (2.85)   13.30    31.13      29,142
11/30/92            13.30    (0.07)           2.87        2.80     (0.02)   (0.44)   (0.46)   15.64    21.42      30,024
12/01/92-
09/30/93            15.64    (0.09)(/7/)      3.17        3.08       --     (0.69)   (0.69)   18.03    20.42      34,918
09/30/94            18.03     0.04 (/7/)     (1.64)      (1.60)      --     (2.65)   (2.65)   13.78    (9.60)     32,906
09/30/95            13.78    (0.08)(/7/)      4.14        4.06     (0.04)     --     (0.04)   17.80    29.51      37,714
09/30/96            17.80    (0.12)(/7/)      2.21        2.09       --     (2.11)   (2.11)   17.78    12.92      41,904

                                      RATIO
                                      OF NET
                  RATIO OF           INVEST-
                  EXPENSES             MENT
                     TO               INCOME             PORT-  AVERAGE
                  AVERAGE               TO               FOLIO COMMISSION
PERIOD              NET              AVERAGE             TURN-    PER
ENDED              ASSETS           NET ASSETS           OVER  SHARE(/2/)
-------------------------------------------------------------------------

                           MID-CAP GROWTH FUND(3)

                                  CLASS A
11/30/87(/4/)       1.30%(/5/)(/6/)    1.10%(/5/)(/6/)    202%      N/A
11/30/88            1.84               3.47                89       N/A
11/30/89            1.83               0.85                54       N/A
11/30/90            1.84               1.72                65       N/A
11/30/91            1.76               1.20               225       N/A
11/30/92            1.76              (0.46)               98       N/A
12/01/92-
09/30/93            1.81(5)            1.18(/5/)          231       N/A
09/30/94            1.76               0.28               555       N/A
09/30/95            1.66              (0.51)              392       N/A
09/30/96            1.62              (0.69)              307    0.0603

                                              NET
                                          GAIN (LOSS)
                                              ON
                                          INVESTMENTS   TOTAL    DIVIDENDS DISTRI-            NET                 NET
                  NET ASSET   NET            (BOTH       FROM    FROM NET  BUTIONS           ASSET              ASSETS,
                    VALUE   INVEST-        REALIZED    INVEST-    INVEST-   FROM     TOTAL   VALUE,              END OF
PERIOD            BEGINNING  MENT             AND        MENT      MENT    CAPITAL  DISTRI-  END OF    TOTAL     PERIOD
ENDED             OF PERIOD INCOME        UNREALIZED) OPERATIONS  INCOME    GAINS   BUTIONS  PERIOD RETURN(/1/) (000'S)
------------------------------------------------------------------------------------------------------------------------

                                              MID-CAP GROWTH FUND(3)

                                                     CLASS B
10/04/93-
09/30/94(/8/)      $18.12   $ 0.03 (/7/)    $(1.80)     $(1.77)   $  --    $(2.65)  $(2.65)  $13.70   (10.56)%  $  4,039
09/30/95            13.70    (0.18)(/7/)      4.08        3.90     (0.02)     --     (0.02)   17.58    28.55       9,544
                    17.58    (0.24)(/7/)      2.18        1.94       --     (2.11)   (2.11)   17.41    12.16      13,784

                                      RATIO
                                      OF NET
                  RATIO OF           INVEST-
                  EXPENSES             MENT
                     TO               INCOME             PORT-  AVERAGE
                  AVERAGE               TO               FOLIO COMMISSION
PERIOD              NET              AVERAGE             TURN-    PER
ENDED              ASSETS           NET ASSETS           OVER  SHARE(/2/)
-------------------------------------------------------------------------

                            MID-CAP GROWTH FUND(3)

                                   CLASS B
10/04/93-
09/30/94(/8/)       2.43%(5)(9)        0.20%(/5/)(/9/)    555%      N/A
09/30/95            2.31(11)          (0.17)(11)          392       N/A
                    2.32              (1.43)              307    0.0603

                                              NET
                                          GAIN (LOSS)
                                              ON
                                          INVESTMENTS   TOTAL    DIVIDENDS DISTRI-            NET                 NET
                  NET ASSET   NET            (BOTH       FROM    FROM NET  BUTIONS           ASSET              ASSETS,
                    VALUE   INVEST-        REALIZED    INVEST-    INVEST-   FROM     TOTAL   VALUE,              END OF
PERIOD            BEGINNING  MENT             AND        MENT      MENT    CAPITAL  DISTRI-  END OF    TOTAL     PERIOD
ENDED             OF PERIOD INCOME        UNREALIZED) OPERATIONS  INCOME    GAINS   BUTIONS  PERIOD RETURN(/1/) (000'S)
------------------------------------------------------------------------------------------------------------------------

                                            SMALL COMPANY GROWTH FUND(3)

                                                     CLASS A
11/30/87(4)(10)    $12.10   $(0.12)(/7/)    $(3.13)     $(3.25)   $  --    $  --    $  --    $ 8.85    26.87 %  $  8,326
11/30/88(10)         8.85    (0.11)(/7/)      5.18        5.07       --       --       --     13.92    57.29      22,180
11/30/89(10)        13.92    (0.01)(/7/)      4.03        4.02       --     (0.29)   (0.29)   17.65    29.41      48,956
11/30/90(10)        17.65    (0.04)(/7/)     (5.19)      (5.23)      --     (0.54)   (0.54)   11.88   (30.58)     23,548
11/30/91(10)        11.88    (0.01)(/7/)      4.92        4.91       --     (2.91)   (2.91)   13.88    52.05      27,832
11/30/92(10)        13.88    (0.12)(/7/)      3.39        3.27       --     (0.69)   (0.69)   16.46    24.31      32,056
12/01/92-
09/30/93(/10/)      16.46    (0.02)(/7/)      4.07        4.05       --     (0.73)   (0.73)   19.78    25.68      39,238
09/30/94            19.78    (0.10)(/7/)     (1.40)      (1.50)      --     (1.46)   (1.46)   16.82    (7.74)     38,570
09/30/95            16.82    (0.04)(/7/)      8.28        8.24       --     (0.41)   (0.41)   24.65    50.00      89,510
09/30/96            24.65    (0.16)(/7/)      4.29        4.13       --     (4.53)   (4.53)   24.25    19.35     158,567

                                      RATIO
                                      OF NET
                  RATIO OF           INVEST-
                  EXPENSES             MENT
                     TO               INCOME             PORT-  AVERAGE
                  AVERAGE               TO               FOLIO COMMISSION
PERIOD              NET              AVERAGE             TURN-    PER
ENDED              ASSETS           NET ASSETS           OVER  SHARE(/2/)
-------------------------------------------------------------------------

                      SMALL COMPANY GROWTH FUND(3)

                                CLASS A
11/30/87(4)(10)     1.84%(/5/)(/6/)   (1.06)%(/5/)(/6/)    98%      N/A
11/30/88(10)        2.16              (0.80)               54       N/A
11/30/89(10)        1.82              (0.04)               32       N/A
11/30/90(10)        2.05              (0.26)               27       N/A
11/30/91(10)        1.86              (0.06)              110       N/A
11/30/92(10)        1.90              (0.88)              209       N/A
12/01/92-
09/30/93(/10/)      1.83(5)           (0.15)(5)           216       N/A
09/30/94            1.67              (0.60)              411       N/A
09/30/95            1.57              (0.22)              351       N/A
09/30/96            1.53              (0.68)              240    0.0607

                                              NET
                                          GAIN (LOSS)
                                              ON
                                          INVESTMENTS   TOTAL    DIVIDENDS DISTRI-            NET                 NET
                  NET ASSET   NET            (BOTH       FROM    FROM NET  BUTIONS           ASSET              ASSETS,
                    VALUE   INVEST-        REALIZED    INVEST-    INVEST-   FROM     TOTAL   VALUE,              END OF
PERIOD            BEGINNING  MENT             AND        MENT      MENT    CAPITAL  DISTRI-  END OF    TOTAL     PERIOD
ENDED             OF PERIOD INCOME        UNREALIZED) OPERATIONS  INCOME    GAINS   BUTIONS  PERIOD RETURN(/1/) (000'S)
------------------------------------------------------------------------------------------------------------------------

                                            SMALL COMPANY GROWTH FUND(3)

                                                        CLASS B
09/24/93-
09/30/93(/7/)      $19.66   $  --           $ 0.12      $ 0.12    $  --    $  --    $  --    $19.78     0.61 %  $ 38,898
09/30/94            19.78    (0.20)(/7/)     (1.42)      (1.62)      --     (1.46)   (1.46)   16.70    (8.40)     52,208
09/30/95            16.70    (0.16)(/7/)      8.19        8.03       --     (0.41)   (0.41)   24.32    49.08      68,313
09/30/96            24.32    (0.29)(/7/)      4.20        3.91       --     (4.53)   (4.53)   23.70    18.60     107,839

                                      RATIO
                                      OF NET
                  RATIO OF           INVEST-
                  EXPENSES             MENT
                     TO               INCOME             PORT-  AVERAGE
                  AVERAGE               TO               FOLIO COMMISSION
PERIOD              NET              AVERAGE             TURN-    PER
ENDED              ASSETS           NET ASSETS           OVER  SHARE(/2/)
-------------------------------------------------------------------------

                        SMALL COMPANY GROWTH FUND(3)

                                  CLASS B
09/24/93-
09/30/93(/7/)       2.34%(5)          (1.70)%(5)          216%      N/A
09/30/94            2.31              (1.23)              411       N/A
09/30/95            2.22              (0.84)              351       N/A
09/30/96            2.16              (1.30)              240    0.0607

-------
 (1)  Does not reflect sales load.

 (2) The average commission per share is dervied by taking the agency commissions paid on equity securities trades and dividing by the number of shares purchased or sold.

 (3) Mid-Cap Growth Fund and Small Company Growth Fund both changed their fiscal year ends to September 30, effective September 24, 1993.

 (4) For the period January 28, 1987 (commencement of operations) to November 30, 1987.

 (5) Annualized.

 (6) Net of fee waiver equivalent to .82% and .51% of average net assets of the Mid-Cap Growth Fund and Small Company Growth Fund, respectively, in fiscal 1987.

 (7) Calculated based upon average shares outstanding.


 (8) Commencement of sale of respective class of shares.
 (9) Net of expense reimbursement equivalent to .48% of average net assets for the period ended September 30, 1994.

(10) Restated to reflect a 0.984460367 for 1.00 stock split effective September 24, 1993.

(11) Net of fee waiver/expense reimbursement equivalent to .17% of average net assets for the year ended September 30, 1995.

  The following financial highlights for each of the periods ended September 30, 1996 for the Global Balanced Fund and the Growth and Income Fund, has been audited by Price Waterhouse LLP, each Fund's independent accountants, whose report on the financial statements containing such information is included in the Annual Report to Shareholders. These Financial Highlights should be read in conjunction with each Fund's financial statements and notes thereto, which are included in the Statement of Additional Information and are incorporated by reference herein.

                                           NET
                                       GAIN (LOSS)
                                           ON
                                       INVESTMENTS   TOTAL    DIVIDENDS DISTRI-           NET                 NET
                 NET ASSET     NET        (BOTH       FROM    FROM NET  BUTIONS          ASSET              ASSETS,
                  VALUE,     INVEST-    REALIZED    INVEST-    INVEST-   FROM    TOTAL   VALUE,             END OF
PERIOD           BEGINNING    MENT         AND        MENT      MENT    CAPITAL DISTRI-  END OF    TOTAL    PERIOD
ENDED            OF PERIOD INCOME(/1/) UNREALIZED) OPERATIONS  INCOME    GAINS  BUTIONS  PERIOD RETURN(/2/) (000'S)
-------------------------------------------------------------------------------------------------------------------

                                             GLOBAL BALANCED FUND

                                                    CLASS A
06/15/94-
 09/30/94(/4/)..   $6.94      $0.02      $(0.05)     $(0.03)   $  --     $ --   $  --    $6.91     (0.43)%  $13,100
09/30/95........    6.91       0.10        0.36        0.46     (0.01)     --    (0.01)   7.36      6.72      9,615
09/30/96........    7.36       0.06        0.71        0.77     (0.42)     --    (0.42)   7.71     11.00     10,035

                                     RATIO
                                     OF NET
                 RATIO OF           INVEST-
                 EXPENSES             MENT
                    TO               INCOME                      AVERAGE
                 AVERAGE               TO                       COMMISSION
PERIOD             NET              AVERAGE           PORTFOLIO    PER
ENDED             ASSETS           NET ASSETS         TURNOVER  SHARE(/3/)
--------------------------------------------------------------------------

                             GLOBAL BALANCED FUND

                                    CLASS A
06/15/94-
 09/30/94(/4/)..   2.15%(/5/)(/6/)    0.93%(/5/)(/6/)     18%        N/A
09/30/95........   2.15(/6/)          1.36(/6/)          169         N/A
09/30/96........   2.15(/6/)          0.84(/6/)          103      0.0074

                                           NET
                                       GAIN (LOSS)
                                           ON
                                       INVESTMENTS   TOTAL    DIVIDENDS DISTRI-           NET                 NET
                 NET ASSET     NET        (BOTH       FROM    FROM NET  BUTIONS          ASSET              ASSETS,
                  VALUE,     INVEST-    REALIZED    INVEST-    INVEST-   FROM    TOTAL   VALUE,             END OF
PERIOD           BEGINNING    MENT         AND        MENT      MENT    CAPITAL DISTRI-  END OF    TOTAL    PERIOD
ENDED            OF PERIOD INCOME(/1/) UNREALIZED) OPERATIONS  INCOME    GAINS  BUTIONS  PERIOD RETURN(/2/) (000'S)
-------------------------------------------------------------------------------------------------------------------

                                             GLOBAL BALANCED FUND

                                                    CLASS B
06/16/94-
 9/30/94(/4/)      $6.94      $0.01      $(0.05)     $(0.04)   $  --     $ --   $  --    $6.90     (0.58)%  $13,532
09/30/95........    6.90       0.05        0.36        0.41     (0.01)     --    (0.01)   7.30      5.91     13,976
09/30/96........    7.30       0.02        0.70        0.72     (0.38)     --    (0.38)   7.64     10.21     16,112

                                     RATIO
                                     OF NET
                 RATIO OF           INVEST-
                 EXPENSES             MENT
                    TO               INCOME                      AVERAGE
                 AVERAGE               TO                       COMMISSION
PERIOD             NET              AVERAGE           PORTFOLIO    PER
ENDED             ASSETS           NET ASSETS         TURNOVER  SHARE(/3/)
--------------------------------------------------------------------------

                           GLOBAL BALANCED FUND

                                  CLASS B
06/16/94-
 9/30/94(/4/)      2.80%(5)(6)        0.33%(/5/)(/6/)     18%        N/A
09/30/95........   2.80(/6/)          0.75(/6/)          169         N/A
09/30/96........   2.80(/6/)          0.21(/6/)         1.03      0.0074

                                           NET
                                       GAIN (LOSS)
                                           ON
                                       INVESTMENTS   TOTAL    DIVIDENDS DISTRI-           NET                 NET
                 NET ASSET     NET        (BOTH       FROM    FROM NET  BUTIONS          ASSET              ASSETS,
                  VALUE,     INVEST-    REALIZED    INVEST-    INVEST-   FROM    TOTAL   VALUE,             END OF
PERIOD           BEGINNING    MENT         AND        MENT      MENT    CAPITAL DISTRI-  END OF    TOTAL    PERIOD
ENDED            OF PERIOD INCOME(/1/) UNREALIZED) OPERATIONS  INCOME    GAINS  BUTIONS  PERIOD RETURN(/2/) (000'S)
-------------------------------------------------------------------------------------------------------------------

                                            GROWTH AND INCOME FUND

                                                  CLASS A
07/01/094-
 09/30/94(4)....   $7.33      $0.07      $ 0.10       $0.17    $(0.06)   $ --   $(0.06)  $7.44      2.34%   $ 3,098
09/30/95........    7.44       0.32        1.08        1.40     (0.30)   (0.15)  (0.45)   8.39     19.53      3,532
09/30/96........    8.39       0.14        2.50        2.64     (0.17)   (0.39)  (0.56)  10.47     32.59     21,099

                                     RATIO
                                     OF NET
                 RATIO OF           INVEST-
                 EXPENSES             MENT
                    TO               INCOME                      AVERAGE
                 AVERAGE               TO                       COMMISSION
PERIOD             NET              AVERAGE           PORTFOLIO    PER
ENDED             ASSETS           NET ASSETS         TURNOVER  SHARE(/3/)
--------------------------------------------------------------------------

                             GROWTH AND INCOME FUND

                                    CLASS A
07/01/094-
 09/30/94(4)....   1.50%(/5/)(/6/)    3.48%(/5/)(/6/)      8%        N/A
09/30/95........   0.46(/6/)          4.16(/6/)          230         N/A
09/30/96........   0.96(/6/)          1.52(/6/)          161      0.0600

                                           NET
                                       GAIN (LOSS)
                                           ON
                                       INVESTMENTS   TOTAL    DIVIDENDS DISTRI-           NET                 NET
                 NET ASSET     NET        (BOTH       FROM    FROM NET  BUTIONS          ASSET              ASSETS,
                  VALUE,     INVEST-    REALIZED    INVEST-    INVEST-   FROM    TOTAL   VALUE,             END OF
PERIOD           BEGINNING    MENT         AND        MENT      MENT    CAPITAL DISTRI-  END OF    TOTAL    PERIOD
ENDED            OF PERIOD INCOME(/1/) UNREALIZED) OPERATIONS  INCOME    GAINS  BUTIONS  PERIOD RETURN(/2/) (000'S)
-------------------------------------------------------------------------------------------------------------------

                                            GROWTH AND INCOME FUND

                                                  CLASS B
07/06/94-
 09/30/94(/4/)..   $7.33      $0.05       $0.11       $0.16    $(0.05)   $ --   $(0.05)  $7.44      2.19%   $   229
09/30/95........    7.44       0.35        1.03        1.38     (0.28)   (0.15)  (0.43)   8.39     19.19      2,538
09/30/96........    8.39       0.08        2.50        2.58     (0.13)   (0.39)  (0.52)  10.45     31.75     13,903

                                     RATIO
                                     OF NET
                 RATIO OF           INVEST-
                 EXPENSES             MENT
                    TO               INCOME                      AVERAGE
                 AVERAGE               TO                       COMMISSION
PERIOD             NET              AVERAGE           PORTFOLIO    PER
ENDED             ASSETS           NET ASSETS         TURNOVER  SHARE(/3/)
--------------------------------------------------------------------------

                           GROWTH AND INCOME FUND

                                  CLASS B
07/06/94-
 09/30/94(/4/)..   2.15%(5)(6)        2.86%(5)(6)          8%        N/A
09/30/95........   0.30(/6/)          4.48(/6/)          230         N/A
09/30/96........   1.58(/6/)          0.73(/6/)          161      0.0600

--------
(1) Calculated based upon average shares outstanding.
(2) Total return is not annualized and does not reflect sales load.

(3) The average commission per share is derived by taking the agency commissions paid on equity securities trades and dividing by the number of shares purchased or sold.

(4) Commencement of sale of respective class of shares.

(5) Annualized.

(6) Net of the following fee waivers/expense reimbursements (based on average net assets):

                                                      09/30/94 09/30/95 09/30/96
                                                      -------- -------- --------
  Global Balanced Class A............................   1.14%    0.40%    0.44%
  Global Balanced Class B............................   0.93     0.45     0.41
  Growth and Income Class A..........................   4.48     2.96     1.01
  Growth and Income Class B..........................  20.35     5.07     1.14

             INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

  A description of each Fund's investment objective and a summary of the in-vestment policies followed by the Funds are set forth below. However, please also refer to the section captioned "Investment Techniques and Risk Factors" for a more detailed description of the characteristics and risks associated with the Funds and the types of securities in which they invest. There can be no assurance that the investment objective of a Fund will be achieved.

  Each Fund has certain investment restrictions which are described in the Statement of Additional Information. Except as specifically indicated, a Fund's investment policies and strategies described herein are not fundamental and may be changed by the Board of Trustees (the "Trustees") without the ap-proval of shareholders. Each Fund's respective investment objective and funda-mental investment restrictions, however, may not be changed without approval of shareholders of the affected Fund. See "General Information."

  Each of the other Funds is classified as diversified within the meaning of the 1940 Act. The Global Balanced Fund is classified as non-diversified within the meaning of the 1940 Act, subject, however, to certain tax diversification requirements. To the extent that the Fund assumes large positions in the secu-rities of a small number of issuers, the Fund may be more susceptible to any single economic, political or regulatory occurrence and to the financial con-ditions of the issuer in which it invests.

                             BALANCED ASSETS FUND

  In seeking to achieve the investment objective of the Balanced Assets Fund, the Adviser has the flexibility to select among different types of investments for capital growth and income and may alter the composition of the portfolio as economic and market trends change. The Adviser considers both the opportu-nity for gain and the risk of loss in making investments. The Adviser antici-pates that, over the long term, the portfolio will consist of equity invest-ments, in the form of common and preferred stocks, warrants and other rights as well as long-term bonds and other debt securities such as convertible secu-rities, short-term investments and U.S. government securities. The Adviser may invest in both domestic and foreign securities. The Balanced Assets Fund will, under normal circumstances, invest at least 25% of its assets in fixed-income senior securities; however, the fixed income component will exceed 25% when the Adviser believes such an adjustment in portfolio mix to be necessary in order to conserve principal, such as in anticipation of a decline in the equi-ties market. See "Investment Techniques and Risk Factors."

  In selecting equity investments, the Adviser typically seeks companies of medium to large capitalizations (generally $1 billion or more) that, based on their future prospects or opportunities, it believes are undervalued in the marketplace. The Fund intends to limit its investments in companies with mar-ket capitalizations of less than $1 billion to 20% of its total assets. In-vestments in companies with market capitalizations of less than $1 billion may be more volatile than investments in companies with larger market capitaliza-tions.

  In selecting debt investments, the Adviser seeks debt securities with longer maturities during periods of anticipated lower interest rates and shorter-term debt securities when interest rates are expected to rise. The Adviser gener-ally selects long-term debt securities from high-quality bonds (rated "AA" or higher by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. ("S&P"), "Aa" or higher by Moody's Investors Service, Inc. ("Moody's"), or determined by the Adviser to be of equivalent quality if unrated) to achieve income and capital gains. The Adviser may also invest the Fund's assets in high-quality, short-term debt securities (such as commercial paper rated "A-1" by S&P or "P-1" by Moody's or determined by the Adviser to be of equivalent quality if unrated). However, the Adviser may invest up to 10% of the value of the Fund's total assets (measured at the time of invest-ment) in securities rated as low as "BBB" by S&P or "Baa" by Moody's (or de-termined by the Adviser to be of equivalent quality if unrated). See "Fixed Income Securities" in "Investment Techniques and Risk Factors" below for a discussion of the risks associated with investing in such securities. See also the Appendix to the Statement of Additional Information for a description of securities ratings.

                             GLOBAL BALANCED FUND

  In seeking to achieve the investment objective of the Global Balanced Fund, the Adviser and the Sub-Adviser have the flexibility to select among a combi-nation of domestic and foreign equity and debt secu - rities designed for capital growth and/or income, which will be varied from time to time both with respect to types of securities and markets in response to changing markets and economic trends. Country selection is a significant part of each Adviser's investment process. Investment in foreign securities involves risks not generally associated with investment in domestic securi-ties. See "Investment Techniques and Risk Factors" below and the Statement of Additional Information for a full discussion of the risks associated with in-vestment in foreign securities.

  It is anticipated that, over the long term, the portfolio will consist of foreign and domestic equity securities, in the form of common and preferred stocks, warrants and other rights, as well as global bonds and other global debt securities such as convertible securities, short-term instruments and se-curities of U.S. and foreign governments. Under normal circumstances, the Fund will invest at least (i) 25% of its assets in global fixed-income senior secu-rities; (ii) 10% of its assets in domestic equity securities; and (iii) 45% of its assets in foreign equity securities. In addition, it is anticipated that, under normal circumstances, the Fund will invest its assets in at least 10 countries at any time, although it is only required, under such circumstances, to maintain investments in at least three countries (one of which may be the United States). Furthermore, the Fund reserves the right to invest substan-tially all of its assets in U.S. markets or U.S. dollar-denominated obliga-tions when market conditions warrant such an investment decision. The alloca-tion among the components will be reviewed by the Adviser and Sub-Adviser on at least a monthly basis.

  In selecting securities denominated in foreign currencies, the Adviser and Sub-Adviser will consider, among other factors, the effect of movement in cur-rency exchange rates on the U.S. dollar value of such securities. The Adviser or Sub-Adviser may seek to hedge all or a portion of the Fund's foreign secu-rities through the use of forward foreign currency contracts, currency op-tions, futures contracts and options thereon. The Fund will also engage in such transactions to enhance returns. See "Investment Techniques and Risk Fac-tors" below.

  It is expected that the Fund will employ certain active currency and inter-est-rate management techniques involving risks different from those associated with investing solely in dollar-denominated securities of U.S. issuers. Such active management techniques include transactions in options (including yield curve options), futures, options on futures, forward foreign currency exchange contracts, currency options and futures, currency and interest rate swaps, mortgage swaps, caps, collars and floors. The aggregate amount of the Fund's net currency exposure will not exceed its total asset value. However, to the extent that the Fund is fully invested in securities while also maintaining currency positions, it may be exposed to greater combined risk. The Fund's net currency positions may expose it to risks independent of its securities posi-tions. See "Risks of Foreign Securities" and "Foreign Currency Transactions" in "Investment Techniques and Risk Factors" below.

  While there are no prescribed limits on the geographical allocation of the Fund's assets, the Adviser anticipates that investment of the Fund's assets will be subject to the following guidelines, which may be revised from time to time as market conditions warrant:

                                                            MAXIMUM INVESTMENT
REGION                                                    (AS A % OF NET ASSETS)
------                                                    ----------------------
Europe...................................................          70%
Japan....................................................          50%
Asia/Pacific (excluding Japan)...........................          60%
Latin America............................................          20%
Canada...................................................          30%
United States............................................          40%
Other....................................................          10%

  In addition, no more than 20% of the Fund's total assets will be invested in countries or regions with relatively low gross national product per capita compared to the world's major economies, and in countries considered to be emerging markets. The term "emerging markets" applies to any country that is generally considered to be an emerging or developing country by the interna-tional financial community. None of the Fund's fixed income investments will be in emerging markets or countries. See "Investment Techniques and Risk Fac-tors" below for a discussion of the risks associated with investments in emerging markets.

  The Fund may also invest in the securities of small and emerging growth com-panies. Such companies are characterized by rapid historical growth rates, above-average returns on equity or special investment value in terms of their products or services, research capabilities or other unique attributes, but may also have greater risks than investing in larger companies. See "Invest-ment Techniques and Risk Factors" below.

  The debt securities in which the Fund may invest include securities issued or guaranteed by the U.S. government and its agencies or instrumentalities, by foreign governments (including foreign states, provinces and municipalities) and agencies or instrumentalities thereof and debt obligations issued by U.S. and foreign corporations. The Fund may also invest in certificates of deposit, bankers' acceptances, time deposits of certain size banks, commercial paper and asset-backed securities, and enter into dollar rolls. Under normal circum-stances, the Adviser expects that at least 30% of the fixed income component, adjusted to reflect such component's net exposure after giving effect to cur-rency transactions and positions, will be denominated in U.S. dollars. Fur-ther, because the securities markets in each of Canada, Germany, Japan and the United Kingdom are highly developed, liquid and subject to extensive regula-tions, the Adviser may invest more than 25% of the fixed income component in the securities of corporate and government issuers located in any of one of such countries. Allocation of investments in such issuers could subject the Fund to the risks of adverse social, political or economic events which may occur in those countries.

  The Fund may invest the portion of its assets allocated to debt obligations in the securities of governmental issuers and in corporate debt securities, including convertible debt securities, rated "BBB" or better by S&P or "Baa" or better by Moody's or which, in the judgment of the Adviser, possess similar credit characteristics ("investment grade bonds"). Notwithstanding the forego-ing, it is expected that the Fund will generally invest a significant portion of such component in securities having the highest applicable credit quality rating or, if unrated, determined by the Adviser at the time of investment to be of comparable quality, with the remainder of such component invested in se-curities rated of high quality by S&P or Moody's (i.e., "AA" or "Aa") or of comparable quality. However, with respect to obligations of a government issu-er, the Fund may invest in such obligations if rated "A" or better by S&P or Moody's, or if unrated, determined by the Adviser to be of comparable credit quality; provided that the obligations are denominated in the issuer's own currency. See "Fixed Income Securities" in "Investment Techniques and Risk Factors" below. See also the Statement of Additional Information for more in-formation regarding ratings of debt securities. The ratings assigned by S&P and Moody's are considered as one of several factors in the Adviser's indepen-dent credit analysis of issuers.

  The average maturity of the Fund's portfolio of debt securities will vary from time to time. As with all debt securities, changes in market yields will affect the value of such securities. Prices generally increase when interest rates decline and decrease when interest rates rise. Prices of longer term se-curities generally fluctuate more in response to interest rate changes than do the prices of shorter-term securities. Under normal circumstances, the Fund will maintain a dollar-weighted average duration of not more than 7.5 years. However, the Fund is not subject to any limitation with respect to the average maturity of its portfolio or the individual securities in which the Fund may invest. See "Investment Techniques and Risk Factors" below.

                             BLUE CHIP GROWTH FUND

  The Blue Chip Growth Fund will invest, under normal circumstances, at least 65% of its total assets in equity securities of companies with large market capitalizations, and which have conducted operations for at least five years. A "blue chip" or "large-cap" stock is one which the Adviser considers compara-ble to the stocks included in the Standard & Poor's 500 Index ("S&P 500") at the time of purchase, and which has a minimum market capitalization of $5 bil-lion, and that is traded on the New York Stock Exchange ("NYSE"), American Stock Exchange ("AMEX") or on other national exchanges or on foreign ex-changes. The Fund may also invest in equity securities that are (i) issued by small companies which are believed by the Adviser to have significant growth potential; or (ii) unlisted, but these will generally be securities that have an established over-the-counter market, although the depth and liquidity of that market may vary from time to time and from security to security. In pur-suing its investment objective, the Fund may, under normal circumstances, in-vest up to 35% of its total assets in debt securities that have the potential for capital appreciation. The Fund may invest in securities rated as low as "BBB" or "Baa." See "Fixed Income Securities" in "Investment Techniques and Risk Factors" below for a discussion of the risks associated with investing in such securities.

                              MID-CAP GROWTH FUND

  The Mid-Cap Growth Fund will invest, under normal circumstances, at least 65% of its total assets in the equity securities of medium-sized companies ("Mid-Cap Companies") with market capitalizations of $1 billion to $5 billion, and which have conducted operations for at least five years. The Fund may also invest in equity securi-ties that are issued by small companies which are believed by the Adviser to have significant growth potential. A significant portion of the Fund's equity investments are in securities listed on the NYSE or other national securities exchanges or on foreign exchanges. The Fund will also invest in unlisted secu-rities, but these will generally be securities that have an established over-the-counter market, although the depth and liquidity of that market may vary from time to time and from security to security. In pursuing its investment objective, the Fund may, under normal circumstances, invest up to 35% of its total assets in debt securities that have the potential for capital apprecia-tion. The Fund may invest in securities rated as low as "BBB" or "Baa." See "Fixed Income Securities" in "Investment Techniques and Risk Factors" below for a discussion of the risks associated with investing in such securities.

                           SMALL COMPANY GROWTH FUND

  The Small Company Growth Fund pursues its investment objective by investing, under normal circumstances, at least 65% of its total assets in the equity se-curities of small, lesser known or new growth companies or industries, such as telecommunications, media and biotechnology. Such "Small Cap" companies will typically have market capitalizations of under $1 billion and have achieved, or are expected to achieve, growth or earnings over various major business cy-cles. The Fund may invest in securities issued by well known and established domestic or foreign companies, as well as in newer and less-seasoned compa-nies. Such securities may be listed on an exchange or traded over-the-counter. See "Investment in Small Companies" in "Investment Techniques and Risk Fac-tors" below for a discussion of the risks associated with investing in small companies. In pursuing its investment objectives, the Fund may invest up to 35% of its total assets in debt securities that have the potential for capital appreciation. The Fund may invest in securities rated as low as "BBB" or "Baa." See "Fixed Income Securities" in "Investment Techniques and Risk Fac-tors" below for a discussion of the risks associated with investing in such securities.

                            GROWTH AND INCOME FUND

  The Growth and Income Fund will invest primarily in common stocks that offer potential for capital appreciation, current income, or both. The Fund may also purchase corporate bonds, notes, debentures, preferred stocks, convertible se-curities (both debt securities and preferred stocks) or U.S. government secu-rities, if the Adviser determines that their purchase would help further the achievement of the Fund's investment objectives. In addition, the Fund may in-vest in equity securities that are (i) issued by small companies which are be-lieved by the Adviser to have significant growth potential; or (ii) unlisted, but these will generally be securities that have an established over-the-counter market, although the depth and liquidity of that market may vary from time to time and from security to security. The types of securities held by the Fund may vary from time to time in light of the Fund's investment objec-tives, changes in interest rates, and economic and other factors. The Fund may also hold a portion of its assets in cash or money market instruments. When market conditions warrant, the Fund may, as a temporary defensive measure, in-vest without limitation in debt securities, preferred stocks, or invest in any other securities which the Adviser considers consistent with a defensive pos-ture. See "Investment in Small Companies" in "Investment Techniques and Risk Factors" below for a discussion of the risks associated with investment in small companies.

  The Fund is authorized to invest a portion of its debt portfolio in fixed income securities rated below investment grade by a nationally recognized statistical rating organization or in unrated securities which, in the Adviser's judgment, possess similar credit characteristics ("high yield bonds"). The Adviser has adopted a policy that the Fund will not invest more than 15% of the Fund's total assets in obligations rated below "BBB" or "Baa." Investment in high yield bonds (commonly referred to as "junk" bonds) involves substantial risk. Investments in high yield bonds will be made only when, in the judgment of the Adviser, such securities provide attractive total return potential, relative to the risk of such securities, as compared to higher quality debt securities. Securities rated "BB" or lower by S&P or "Ba" or lower by Moody's are considered by those rating agencies to have varying degrees of speculative characteristics. The Fund generally will not invest in debt securities in the lowest rating categories ("CC" or lower for S&P or "Ca" or lower for Moody's) unless the Adviser believes that the financial condition of the issuer or the protection afforded the particular securities is stronger than would otherwise be indicated by such low ratings. In the event the rating of a debt security is down-graded below the lowest rating category deemed by the Adviser to be acceptable for the Fund's investments, the Adviser will determine on a case-by-case basis the appropriate action to best serve the interest of shareholders, including disposition of the security. See "Fixed Income Securities" in "Investment Techniques and Risk Factors" below and the Statement of Additional Information for additional information regarding high yield bonds.


                    INVESTMENT TECHNIQUES AND RISK FACTORS

  ILLIQUID SECURITIES. No more than 15% of the value of a Fund's net assets may be invested in securities which are illiquid, including repurchase agreements that have a maturity of longer than seven days, interest rate swaps, currency swaps, caps, floors and collars. For this purpose, not all securities which are restricted are deemed to be illiquid. For example, restricted securities which the Board of Trustees, or the Adviser pursuant to guidelines established by the Board of Trustees, has determined to be marketable, such as securities eligible for sale under Rule 144A promulgated under the Securities Act of 1933, as amended, or certain private placements of commercial paper issued in reliance on an exemption from such Act pursuant to
Section 4(2) thereof, may be deemed to be liquid for purposes of this restriction. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers (as defined in Rule 144A) become for a time uninterested in purchasing these restricted securities. In addition, a repurchase agreement which by its terms can be liquidated before its nominal fixed-term on seven days or less notice is regarded as a liquid instrument. Subject to the applicable limitation on illiquid securities investments, a Fund may acquire securities issued by the U.S. government, its agencies or instrumentalities in a private placement. See "Illiquid Securities" in the Statement of Additional Information for a further discussion of investments in such securities.

  REPURCHASE AGREEMENTS. Under these types of agreements, a Fund buys a security and obtains a simultaneous commitment from the seller to repurchase the security at a specified time (generally within seven days) and price. The seller must maintain collateral with the Fund's custodian (or at an appropriate sub-custodian in the case of tri- or quad-party repurchase agreements) equal to at least 102% of the repurchase price, plus accrued interest. A Fund will only enter into repurchase agreements involving securities in which it could otherwise invest and with selected banks and securities dealers whose financial condition is monitored by the Adviser (or Sub-Adviser), subject to the guidance of the Trustees. If the seller under the repurchase agreement defaults, the Fund may incur a loss if the value of the collateral securing the repurchase agreement has declined, and may incur disposition costs in connection with liquidating the collateral. If bankruptcy proceedings are commenced with respect to the seller, realization of the collateral by the Fund may be delayed or limited. There is no limit on the amount of a Fund's net assets that may be subject to repurchase agreements having a maturity of seven days or less for temporary defensive purposes.

  SHORT-TERM AND TEMPORARY DEFENSIVE INVESTMENTS. In addition to their primary investments, each Fund may also invest up to 10% of its total assets in money market instruments for liquidity purposes (to meet redemptions and expenses). For temporary defensive purposes, each Fund may invest up to 100% of its total assets in fixed-income securities, including corporate debt obligations and money market instruments rated in one of the two highest categories by a nationally recognized statistical rating organization (or determined by the Adviser or Sub-Adviser to be of equivalent quality). Money market instruments include securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, repurchase agreements, commercial paper, bankers' acceptances and certificates of deposit. See the Appendix to the Statement of Additional Information for a description of securities ratings.

  U.S. GOVERNMENT SECURITIES. Each Fund may invest securities guaranteed by the U.S. government, which include the following: (1) direct obligations of the U.S. Treasury (such as Treasury bills, notes and bonds) and (2) federal agency obligations guaranteed as to principal and interest by the U.S. Treasury (such as Government National Mortgage Association ("GNMA") certificates and Federal Housing Administration debentures). For these securities, the payment of principal and interest is unconditionally guaranteed by the U.S. government. They are of the highest possible credit quality. These securities are subject to variations in market value due to fluctuations in interest rates, but if held to maturity, are guaranteed by the U.S. government to be paid in full.

  Each Fund may also invest in securities issued by U.S. government instrumentalities and certain federal agencies that are neither direct obligations of, nor are they guaranteed by, the U.S. Treasury. However, they involve federal sponsorship in one way or another. For example, some are backed by specific types of collateral; some are supported by the issuer's right to borrow from the Treasury; some are supported by the discretionary authority of the Treasury to purchase certain obligations of the issuer; and others are supported only by the credit of the issuing government agency or instrumentality. These agencies and instrumentalities include, but are not limited to, the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), Federal Land Banks, Farmers Home Administration, Central Bank for Cooperatives, Federal Intermediate Credit Banks and Federal Home Loan Banks.

  Mortgage-backed Government Securities. The Balanced Assets Fund and the Global Balanced Fund may invest in mortgage-backed securities, including those representing an undivided ownership interest in a pool of mortgages, e.g., GNMA, FNMA and FHLMC Certificates. The U.S. government or the issuing agency guarantees the payment of interest and principal of these securities. However, the guarantees do not extend to the securities' yield or value, which are likely to vary inversely with fluctuations in interest rates. These certificates are in most cases "pass-through" instruments, through which the holder receives a share of interest and principal payments from the mortgages underlying the certificate, net of certain fees. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the average life of a particular issue of pass-through certificates. Mortgage-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying mortgage obligations. During periods of declining interest rates, prepayment of mortgages underlying mortgage-backed securities can be expected to accelerate. In addition, the Fund may invest in collaterized mortgage obligations and stripped mortgage-backed securities, including interest-only and principal-only securities. While interest-only and principal-only securities are generally regarded as being illiquid, such securities may be deemed to be liquid if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the Fund's net asset value per share. Only government interest-only and principal-only securities backed by fixed-rate mortgages and determined to be liquid under guidelines and standards established by the Trustees may be considered liquid not subject to a Fund's limitation on investment in illiquid securities. See the Statement of Additional Information for a further discussion of those types of securities.

  FIXED INCOME SECURITIES. In addition to U.S. government securities, each Fund may invest, subject to the percentage and credit quality limitations stated in the prospectus, in debt securities, including corporate obligations issued by domestic and foreign corporations and money market instruments, without regard to the maturities of such securities. Those debt securities which are rated "BBB" or "Baa", while considered to be "investment grade", may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds. As a conse-quence of the foregoing, the opportunities for income and gain may be limited. While the Funds have no stated policy with respect to the disposition of secu-rities whose ratings fall below investment grade, each occurrence is examined by the Adviser or Sub-Adviser to determine the appropriate course of action.

  In addition, the Global Balanced Fund may invest in high yield bonds. High yield bonds can be expected to provide higher yields, but such securities may be subject to greater market price fluctuations and risk of loss of principal than lower yielding, higher rated fixed income securities. High yield bonds may be issued by less creditworthy companies or by larger, highly leveraged companies.

  High yield bonds tend to be more volatile than higher rated fixed income securities so that adverse economic events may have a greater impact on the prices of high yield bonds than on higher rated fixed income securities. The high yield bond market may be less liquid than the market for higher rated fixed income securities even under normal economic conditions. Also, there may be significant disparities in the prices quoted for high yield bonds by various dealers. Adverse economic conditions or investor perceptions (whether or not based on economic fundamentals) may impair the liquidity of this market and may cause the prices the Fund receives for its high yield bonds to be reduced, or the Fund may experience difficulty in liquidating a portion of its portfolio. Under such conditions, judgment may play a greater role in valuing certain of the Fund's portfolio securities than in the case of securities trading in a more liquid market.

  ASSET-BACKED SECURITIES. The Global Balanced Fund may invest in asset-backed securities. These securities represent an interest in a pool of consumer or other types of loans. Payments of principal and interest on the underlying loans are passed through to the holders of asset-backed securities over the life of the securities.

  ZERO COUPON BONDS, DEFERRED INTEREST BONDS AND PIK BONDS. Fixed income securities in which the Global Balanced Fund and Growth and Income Fund may invest also include zero coupon bonds, deferred interest bonds and bonds on which the interest is payable in kind ("PIK bonds"). Zero coupon and deferred interest bonds are debt obligations which are issued or purchased at a significant discount from face value. PIK bonds are debt obligations which provide that the issuer thereof may, at its option, pay interest on such bonds in cash or in the form of additional debt obligations. Such investments may experience greater volatility in market value due to changes in interest rates and other factors than debt obligations which make regular payments of interest. A Fund will accrue income on such investments for tax and accounting purposes, as required, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities under disadvantageous circumstances to satisfy the Fund's distribution obligations.

  WARRANTS. Each Fund may invest in warrants which are options to buy a stated number of shares of common stock at a specified price any time during the life of the warrants (generally two or more years).

  INVESTMENT IN SMALL COMPANIES. The Small Company Growth Fund will invest, and the other Funds may each invest, in small companies having market capitalizations of under $1 billion. It may be difficult to obtain reliable information and financial data on such companies and the securities of these small companies may not be readily marketable, making it difficult to dispose of shares when desirable. Securities of small or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. A risk of investing in smaller, emerging companies is that they often are at an earlier stage of development and therefore have limited product lines, market access for such products, financial resources and depth in management than larger, more established companies, and their securities may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general. In addition, certain smaller issuers may face difficulties in obtaining the capital necessary to continue in operation and may go into bankruptcy, which could result in a complete loss of an investment. Smaller companies also may be less significant factors within their industries and may have difficulty withstanding competition from larger companies. While smaller companies may be subject to these additional risks, they may also realize more substantial growth than larger, more established companies.

  WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS. Each Fund may purchase or sell securities on a when-issued or delayed-delivery basis. When-issued or delayed-delivery transactions arise when securities are purchased or sold by a Fund with payment and delivery taking place a month or more in the future in order to secure what is considered to be an advantageous price and yield to the Fund at the time of entering into the transaction. While the Fund will only purchase securities on a when-issued or delayed-delivery basis with the intention of acquiring the securities, the Fund may sell the securities before the settlement date, if it is deemed advisable. At the time the Fund makes the commitment to purchase securities on a when-issued or delayed-delivery basis, the Fund will record the transaction and thereafter reflect the value, each day, of such security in determining the net asset value of the Fund. At the time of delivery of the securities, the value may be more or less than the purchase price. The Fund will maintain in a segregated account of the Fund liquid assets having a value equal to or greater than the Fund's purchase commitments. The Fund will likewise segregate liquid assets in respect of securities sold on a delayed-delivery basis. Subject to this requirement, each Fund may purchase securities on such basis without limitation.

  FOREIGN SECURITIES. Although foreign securities are generally not expected to constitute a significant portion of any Fund's investment portfolio (other than the Global Balanced Fund), each Fund is authorized to invest, without limitation, in foreign securities. A Fund may purchase securities issued by issuers in any country; provided, that a Fund (other than the Global Balanced
Fund) may not invest more than 25% of its total assets in the securities is-sued by entities domiciled in any one foreign country.

  Each Fund may also invest in securities of foreign issuers in the form of American Depositary Receipts (ADRs), European Depositary Receipts (EDRs), Global Depositary Receipts (GDRs) or other similar securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. Each Fund also may invest in securities denominated in European Currency Units (ECUs). An ECU is a "basket" consisting of specified amounts of currencies of certain of the twelve member states of the European Community. In addition, the Funds may invest in securities denominated in other currency "baskets." See the Statement of Additional Information for a further discussion of these types of securities.

  Emerging Markets. Investment may be made from time to time in issuers domi-ciled in, or government securities of, developing countries or emerging mar-kets. Although there is no universally accepted definition, a developing coun-try is generally considered to be a country in the initial stages of its in-dustrialization cycle with a low per capita gross national product. Historical experience indicates that the markets of developing countries or emerging mar-kets have been more volatile than the markets of developed countries; however, such markets can provide higher rates of return to investors. Investment in an emerging market country may involve certain risks, including a less diverse and mature economic structure, a less stable political system, an economy based on only a few industries or dependent on international aid or develop-ment assistance, the vulnerability to local or global trade conditions, ex-treme debt burdens, or volatile inflation rates.

  Risks of Foreign Securities. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange-control regulations and costs will be incurred in connection with conversions between various cur-rencies. The value of a security may fluctuate as a result of currency ex-change rates in a manner unrelated to the underlying value of the security. There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to uniform ac-counting, auditing and financial reporting standards and requirements compara-ble to those applicable to U.S. companies. Securities of some foreign compa-nies may be less liquid or more volatile than securities of U.S. companies, and foreign brokerage commissions and custodian fees are generally higher than in the U.S. In addition, there is generally less governmental regulation of stock exchanges, brokers and listed companies abroad than in the U.S. Invest-ments in foreign securities may also be subject to other risks, different from those affecting U.S. investments, including local political or economic devel-opments, expropriation or nationalization of assets, confiscatory taxation and imposition of withholding taxes on income from sources within such countries.

  The performance of investments in securities denominated in a foreign cur-rency ("non-dollar securities") will depend on, among other things, the strength of the foreign currency against the dollar and the interest rate en-vironment in the country issuing the foreign currency. Absent other events which could otherwise affect the value of non-dollar securities (such as a change in the political climate or an issuer's credit quality), appreciation in the value of the foreign currency generally can be expected to increase the value of a Fund's non-dollar securities in terms of U.S. dollars. A rise in foreign interest rates or decline in the value of foreign currencies relative to the U.S. dollar generally can be expected to depress the value of the Fund's non-dollar securities. Currencies are evaluated on the basis of funda-mental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status and economic policies) as well as technical and political data.

  Foreign Currency Transactions. Currency exchange rate fluctuations are a ma-jor area of risk and opportunity for the Global Balanced Fund. The Fund has the ability to hold a portion of its assets in foreign currencies and to enter into forward foreign currency exchange contracts. It may also purchase and sell exchange-traded futures contracts relating to foreign currency and pur-chase and sell put and call options on currencies and futures contracts. A significant portion of the Fund's currency transactions will be over-the-counter transactions.

  The Global Balanced Fund may enter into forward foreign currency exchange contracts to reduce the risks of fluctuations in exchange rates; however, these contracts cannot eliminate all such risks and do not eliminate fluctua-tions in the prices of the Fund's portfolio securities.

  The Global Balanced Fund may purchase and write put and call options on cur-rencies for the purpose of protecting against declines in the U.S. dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired. The purchase of an option on cur-rency may constitute an effective hedge against exchange rate fluctuations; however, in the event of exchange rate movements adverse to the Fund's posi-tion, the Fund may forfeit the entire amount of the premium plus related transaction costs. As with other kinds of option transactions, the writing of an option on currency will constitute only a partial hedge, up to an amount of the premium received, and the Fund could be required to purchase or sell cur-rencies at disadvantageous exchange rates, thereby incurring losses.

  The Global Balanced Fund may enter into forward foreign currency exchange contracts, currency options and currency swaps for non-hedging purposes when the Adviser or Sub-Adviser anticipates that a foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities or are not included in the Fund. The Fund may use currency contracts and options to cross-hedge, which involves selling or purchasing instruments in one currency to hedge against changes in exchange rates for a different currency with a pattern of correlation. To limit any leverage in connection with currency con tract transactions for hedging or non-hedging purposes, the Fund will segregate cash or liquid secu-rities in an amount sufficient to meet its payment obligations in these trans-actions or otherwise "cover" the obligation. Initial margin deposits made in connection with currency futures transactions or premiums paid for currency options traded over-the-counter or on a commodities exchange may each not ex-ceed 5% of the Fund's total assets in the case of non-bona fide hedging trans-actions.

  The Global Balanced Fund may enter into currency swaps. Currency swaps in-volve the exchange by the Fund with another party of their respective rights to make or receive payments in specified currencies. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The Fund will main-tain in a segregated account with its custodian cash or liquid securities equal to the net amount, if any, of the excess of the Fund's obligations over its entitlements with respect to swap transactions. To the extent that the net amount of a swap is held in a segregated account consisting of cash or liquid securities, the Fund believes that swaps do not constitute senior securities under the 1940 Act and, accordingly, they will not be treated as being subject to the Fund's borrowing restriction. The use of currency swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser or Sub-Adviser is incorrect in its forecasts of market values and cur-rency exchange rates, the investment performance of the Fund would be less fa-vorable than, it would have been if this investment technique were not used.

  LOANS OF PORTFOLIO SECURITIES. Each Fund may lend portfolio securities in amounts up to 33% of its respective total assets to brokers, dealers and other financial institutions, provided such loans are callable at any time by the Fund and are at all times secured by cash or equivalent collateral. By lending its portfolio securities, a Fund will receive income while retaining the secu-rities' potential for capital appreciation. As with any extensions of credit, there are risks of delay in recovery and, in some cases, even loss of rights in the collateral should the borrower of the securities fail financially. How-ever, these loans of portfolio securities will be made only to firms deemed by the Adviser or Sub-Adviser to be credit - worthy. The proceeds of such loans will be invested in high-quality short-term debt securities, including repurchase agreements.

  LEVERAGE. In seeking to enhance investment performance, the Global Balanced Fund, Small Company Growth Fund and Growth and Income Fund may borrow money for investment purposes and may each pledge assets to secure such borrowings. This is the speculative factor known as leverage. This practice may help a Fund increase the net asset value of its shares in an amount greater than would otherwise be the case when the market values of the securities purchased through borrowing increase. In the event the return on an investment of bor-rowed monies does not fully recover the costs of such borrowing, the net asset value of the Fund's shares would be reduced by a greater amount than would otherwise be the case. The effect of leverage will therefore tend to magnify the gains or losses to a Fund as a result of investing the borrowed monies. During periods of substantial borrowings, the net asset value of a Fund's shares would be reduced due to the added expense of interest on borrowed mon-ies. Each Fund is authorized to borrow, and to pledge assets to secure such borrowings, up to the maximum extent permissible under the 1940 Act (i.e., presently 50% of net assets). The time and extent to which a Fund may employ leverage will be determined by the Adviser (or Sub-Adviser) in light of chang-ing facts and circumstances, including general economic and market conditions, and will be subject to applicable lending regulations of the Board of Gover-nors of the Federal Reserve Board. The Funds' policies regarding the use of leverage are fundamental policies which may not be changed without the ap-proval of shareholders of the respective Fund.

  Under the 1940 Act, the value of a Fund's assets less liabilities, other than borrowings, must be at least three times all of the Fund's borrowings, including the proposed borrowing. If for any reason the value of a Fund's as-sets falls below the 1940 Act requirement, the Fund must within three business days reduce its borrowings to satisfy such requirement. To do this, a Fund may have to sell a portion of its investments at a time when it may be disadvanta-geous to do so.

  HEDGING AND INCOME ENHANCEMENT STRATEGIES. Each Fund may write covered calls to enhance income. For hedging purposes as a temporary defensive maneuver, each Fund may use interest rate futures and stock and bond index futures (to-gether, "Futures"); forward contracts on foreign currencies; and call and put options on equity and debt securities, Futures, stock and bond indices and foreign currencies (all of the foregoing are referred to as "Hedging Instru-ments"). A Fund will not use Futures and options on Futures for speculation. All puts and calls on securities, interest rate futures or stock and bond in-dex futures or options on such Futures purchased or sold by the Fund will be listed on a national securities or commodities exchange or on U.S. over-the-counter markets. The Global Balanced Fund may invest up to 5% of its total as-sets in yield curve options. See "Foreign Securities--Foreign Currency Trans-actions."

  Each Fund may use spread transactions for any lawful purpose consistent with the Fund's investment objective such as hedging or managing risk, but not for speculation. A Fund may purchase covered spread options from securities dealers. Such covered spread options are not presently exchange-listed or exchange-traded. The purchase of a spread option gives a Fund the right to put, or sell, a security that it owns at a fixed dollar spread or fixed yield spread in relationship to another security that the Fund does not own, but which is used as a benchmark. The risk to a Fund in purchasing covered spread options is the cost of the premium paid for the spread option and any transaction costs. In addition, there is not assurance that closing transactions will be available. The purchase of spread options will be used to protect a Fund against adverse changes in prevailing credit quality spreads, i.e., the yield spread between high quality and lower quality securities. Such protection is only provided during the life of the spread option.

  Special Risks of Hedging and Income Enhancement Strategies. Participation in the options or Futures markets and in currency exchange transactions involves investment risks and transaction costs to which a Fund would not be subject absent the use of these strategies. If the Adviser's (or Sub-Adviser's) pre-dictions of movements in the direction of the securities, foreign currency and interest rate markets are inaccurate, the adverse consequences to a Fund may leave the Fund in a worse position than if such strategies were not used. Risks inherent in the use of options, foreign currency and Futures contracts and options on Futures contracts include (1) dependence on the Adviser's (or Sub-Adviser's) ability to predict correctly movements in the direction of interest rates, securities prices and currency markets; (2) im-perfect correlation between the price of options and Futures contracts and op-tions thereon and movements in the prices of the securities or currencies be-ing hedged; (3) the fact that skills needed to use these strategies are dif-ferent from those needed to select portfolio securities; (4) the possible ab-sence of a liquid secondary market for any particular instrument at any time;
(5) the possible need to defer closing out certain hedged positions to avoid adverse tax consequences; and (6) the possible inability of the Fund to pur-chase or sell a portfolio security at a time that otherwise would be favorable for it to do so, or the possible need for the Fund to sell a portfolio secu-rity at a disadvantageous time, due to the need for the Fund to maintain "cov-er" or to segregate securities in connection with hedging transactions. A transaction is "covered" when the Fund owns the security subject to the option on such security, or some other security acceptable for applicable escrow re-quirements. See the Statement of Additional Information for further informa-tion concerning income enhancement and hedging strategies and the regulation requirements relating thereto.

  SHORT SALES. Each Fund may make "short sales against the box." A short sale is effected by selling a security which the Fund does not own. A short sale is against the box to the extent that the Fund contemporaneously owns, or has the right to obtain without payment, securities identical to those sold short. A Fund may not enter into a short sale against the box, if, as a result, more than 25% of its total assets would be subject to such short sales.

  OTHER INVESTMENTS. Each Fund may enter into reverse repurchase agreements. In addition, the Global Balanced Fund may enter into dollar rolls, interest-rate swaps and mortgage swaps or purchase or sell interest-rate caps, floors or collars. The Global Balanced Fund may also invest in leveraged inverse floating rate debt instruments. See the Statement of Additional Information for further information concerning these investment techniques.

  SPECIAL SITUATIONS. Each Fund may invest, subject to its particular invest-ment limitations described above, up to 25% of its assets in "special situa-tions." A "special situation" arises when, the opinion of the Adviser or Sub-Adviser, the securities of a particular issuer will be recognized and appreci-ated in value due to a specific development with respect to that issuer. De-velopments creating a special situation might include, among others, a new product or process, a technological breakthrough, a management change or other extraordinary corporate event, or differences in market supply of and demand for the security. Investments in special situations may carry an additional risk of loss in the event that the anticipated development does not occur or does not attract the expected attention.

  FUTURE DEVELOPMENTS. Each Fund may invest in securities and other instru-ments which do not presently exist but may be developed in the future, pro-vided that each such investment is consistent with the Fund's investment ob-jectives, policies and restrictions and is otherwise legally permissible under federal and state laws. The Prospectus will be amended or supplemented as ap-propriate to discuss any such new investments.


                            MANAGEMENT OF THE TRUST

  TRUSTEES. The Trustees of the Trust are responsible for the overall supervi-sion of the operation of the Trust and each Fund and perform various duties imposed on trustees of investment companies by the 1940 Act and by the Common-wealth of Massachusetts.

  THE ADVISER. The Adviser selects and/or manages the investments of each Fund, provides various administrative services and supervises the Funds' daily business affairs, subject to general review by the Trustees. The Adviser is an indirect wholly owned subsidiary of SunAmerica Inc. ("SunAmerica"), an invest-ment-grade financial services company which as of September 30, 1996 held as-sets of over $36 billion. SunAmerica's principal executive offices are located at 1 SunAmerica Center, Los Angeles, CA 90067-6022. In addition to serving as adviser to the Funds, the Adviser and its affiliates serve as adviser, manager and/or administrator for Anchor Pathway Fund, SunAmerica Income Funds, SunAmerica Money Market Funds, Inc., Style Select Series, Inc., Anchor Series Trust and SunAmerica Series Trust. The Adviser and its affiliates managed, ad-vised and/or administered assets of approximately $9.1 billion as of December 31, 1996 for investment companies, individuals, pension accounts, and corpo-rate and trust accounts.

  Pursuant to the Investment Advisory and Management Agreement entered into between the Adviser and the Trust, on behalf of each Fund, each Fund (other than the Global Balanced Fund) pays the Adviser a fee, payable monthly, com-puted daily at the annual rate of .75% on the first $350 million of the Fund's average daily net assets, .70% on the next $350 million of net assets and .65% on net assets over $700 million for the services performed, on behalf of the Fund and the facilities furnished by the Adviser. The Global Balanced Fund pays the Adviser a fee, payable monthly, computed daily at the annual rate of 1.00% on the first $350 million of the Fund's average daily net assets, .90% on the next $350 million of net assets and .85% on net assets over $700 mil-lion. These advisory fee rates are higher than those paid by most other in-vestment companies. For the fiscal year ended September 30, 1996, each Fund paid the Adviser a fee equal to the following percentage of average daily net assets: Balanced Assets Fund -- .75%; Blue Chip Growth Fund -- .75%; Global Balanced Fund -- 1.00%; Growth and Income Fund -- .75%; Mid-Cap Growth Fund -- .75% and Small Company Growth Fund -- .75%. For the same period, the Global Balanced Fund and the Growth and Income Fund paid the Adviser a fee equal to .41% and .75% respectively, of the Fund's average daily net assets pursuant to a voluntary fee reimbursement by the Adviser.

  THE SUB-ADVISER. The Adviser has entered into a sub-advisory agreement with AIG Global pursuant to which AIG Global serves as sub-adviser for the foreign equity component of the Global Balanced Fund. AIG Global's principal offices are located at 70 Pine Street, New York, NY 10270. In providing sub-advisory services to the foreign equity component of the Fund with respect to European, Japanese and Southeast Asian securities and markets, AIG Global will utilize the services of certain of its affiliates. Each of AIG Global and its affili-ated companies providing services on behalf of the foreign equity component of the Fund is an indirect wholly owned subsidiary of American International Group, Inc. ("AIG"). AIG is an international insurance organization whose mem-ber companies write insurance in approximately 130 countries and jurisdictions and are engaged in a range of financial services businesses. As of September 30, 1996, AIG Global Investment Corp., and its foreign affiliates advised on more than $68 billion of assets, of which approximately $10 billion repre-sented assets of non-affiliated clients. The Adviser pays AIG Global a monthly fee with respect to those net assets of the Global Balanced Fund actually man-aged by AIG Global and its affiliates (as described above), computed on aver-age daily net assets at the following annual rates: .50% on the first $50 mil-lion of such assets, .40% of the next $100 million of such assets, .30% on the next $150 million of such assets, and .25% of such assets in excess of $300 million. For the fiscal year ended September 30, 1996, the Adviser paid to AIG Global a fee equal to .50% of the Global Balanced Fund's average daily net as-sets. The foregoing fees are paid from the management fee paid to the Adviser and do not increase Fund expenses. The Sub-Adviser discharges its responsibil-ities subject to the direction and control of the Trustees and the oversight and review of the Adviser.

  PORTFOLIO MANAGERS. There are six portfolio managers of the Funds. The following individuals are primarily responsible for the day-to-day management of the particular Funds indicated:

  Stanton J. Feeley has served as portfolio manager of the 1) Balanced Assets Fund and Blue Chip Growth Fund since February 1992 and 2) domestic equity component of the Global Balanced Fund since the inception date of June 15, 1994, and 3) Growth and Income Fund from the inception date of July 1, 1994 to July 1996. Mr. Feeley is an Executive Vice President of the Adviser and serves as the firm's Chief Investment Officer. Prior to joining the Adviser in February 1992, Mr. Feeley was Senior Portfolio Manager for Delaware Management Company, Inc.

  P. Christopher Leary has served as 1) portfolio manager of the global bond component of the Global Balanced Fund since April 1996 and 2) assistant portfolio manager of the Balanced Assets Fund since June 1991. Mr. Leary is a Senior Vice President of the Adviser and has been a portfolio manager with the firm since 1990.

  Francis D. Gannon has served as assistant portfolio manager of the Balanced Assets Fund since December 1995. Mr. Gannon is an Assistant Vice President of the Adviser and has been an equity analyst with the firm since 1993.

  Audrey L. Snell has served as portfolio manager of the Small Company Growth Fund since November 1991 and portfolio manager of the Mid-Cap Growth Fund since February 1993. Ms. Snell is a Vice President of the Adviser and has been a portfolio manager with the firm since 1991.

  Gerald P. Sullivan, formerly assistant portfolio manager of the Growth and Income Fund, assumed full responsibility for the portfolio management of the Fund effective July 2, 1996. Prior to joining the Adviser as an equity analyst in February 1995, Mr. Sullivan spent two years as a portfolio manager for Texas Commerce Investment Management. Prior to his time at Texas Commerce, he spent four years as a director for the Southmore Foundation, Inc. and as an adjunct professor at Rice University in Houston, Texas.


  David J. Leary, who had served as a co-portfolio manager for the foreign equity component of the Global Balanced Fund since the inception date of June 15, 1994, assumed full responsibility for the portfolio management of the Fund effective May 17, 1996. Mr. Leary, Senior Investment Manager of AIG Global Investment Corp. (Europe) Ltd., is responsible for implementing the investment decisions made by AIG Global's Investment Committee relating to asset allocation, strategy and currency management. Mr. Leary has been a portfolio manager of AIG Global Investment Corp. (Europe) Ltd. since 1988.

  THE DISTRIBUTOR. SunAmerica Capital Services, Inc. (the "Distributor"), an indirect wholly owned subsidiary of SunAmerica, acts as distributor of the shares of each Fund pursuant to the Distribution Agreement between the Distributor and the Trust on behalf of each Fund. The Distributor receives all initial and deferred sales charges in connection with the sale of Fund shares, all or a portion of which it may reallow to other broker-dealers. The Distributor and other broker-dealers pay commissions to salespersons, as well as the cost of printing and mailing prospectuses to potential investors and of any advertising expenses incurred by them in connection with their distribution of Fund shares.

  The Distributor, at its expense, may from time-to-time provide additional compensation to broker-dealers (including in some instances, exclusively to Royal Alliance Associates, Inc., SunAmerica Securities, Inc. and/or Advantage Capital Management Corporation, affiliates of the Distributor) in connection with sales of shares of the Fund. Such compensation may include (i) full re-allowance of the front-end sales charge on Class A shares; (ii) additional compensation with respect to the sale of Class A or Class B shares; or (iii) financial assistance to broker-dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising campaigns regarding one or more of the Funds, and/or other broker-dealer spon-sored special events. In some instances, this compensation will be made avail-able only to certain broker-dealers whose representatives have sold a signifi-cant amount of shares of the Fund. Compensation may also include payment for travel expenses, including lodging, incurred in connection with trips taken by invited registered representatives for meetings or seminars of a business na-ture. In addition, the following types of non-cash compensation may be offered through sales contests: (i) travel mileage on major air carriers; (ii) tickets for entertainment events (such as concerts or sporting events); or (iii) mer-chandise (such as clothing, trophies, clocks, pens or other electronic equip-ment). Broker-dealers may not use sales of the Funds' shares to qualify for this compensation to the extent receipt of such compensation may be prohibited by the laws of any state or any self-regulatory agency, such as, for example, the National Association of Securities Dealers, Inc. Dealers who receive bo-nuses or other incentives may be deemed to be underwriters under the Securi-ties Act of 1933.

  Certain laws and regulations limit the ability of banks and other depository institutions to underwrite and distribute securities. However, in the opinion of the Adviser based upon the advice of counsel, these laws and regulations do not prohibit such depository institutions from providing other services to in-vestment companies of the type contemplated by the Distribution Plans (as de-scribed below). The Trustees will consider appropriate modifications to the operations of the Funds, including discontinuance of payments under the Dis-tribution Plans to banks and other depository institutions, in the event such institutions can no longer provide the services called for under their agree-ments. Banks and other financial services firms may be subject to various state laws regarding services described, and may be required to register as dealers pursuant to state law.

  DISTRIBUTION PLANS. Rule 12b-1 under the 1940 Act permits an investment company directly or indirectly to pay expenses associated with the distribution of its shares in accordance with a plan adopted by the investment company's board of directors and approved by its shareholders. Pursuant to such rule, the Trustees and the shareholders of each class of shares of each Fund have adopted

Distribution Plans hereinafter referred to as the "Class A Plan" and the "Class B Plan, and collectively as the "Distribution Plans." In adopting each Distribution Plan, the Trustees determined that there was a reasonable likelihood that each such Plan would benefit the Fund and the shareholders of the respective class. The sales charge and distribution fees of a particular class will not be used to subsidize the sale of shares of any other class.

  Under the Class A Plan, the Distributor may receive payments from a Fund at an annual rate of up to 0.10% of average daily net assets of such Fund's Class A shares to compensate the Distributor and certain securities firms for pro-viding sales and promotional activities for distributing that class of shares. Under the Class B Plan, the Distributor may receive payments from a Fund at the annual rate of up to 0.75% of the average daily net assets of such Fund's Class B shares, to compensate the Distributor and certain securities firms for providing sales and promotional activities for distributing that class of shares. The distribution costs for which the Distributor may be reimbursed out of such distribution fees include fees paid to broker-dealers that have sold Fund shares, commissions, and other expenses such as those incurred for sales literature, prospectus printing and distribution and compensation to wholesal-ers. It is possible that in any given year the amount paid to the Distributor under the Class A Plan or Class B Plan may exceed the Distributor's distribu-tion costs as described above. The Distribution Plans provide that each class of shares of each Fund may also pay the Distributor an account maintenance and service fee of up to 0.25% of the aggregate average daily net assets of such class of shares for payments to broker-dealers for providing continuing ac-count maintenance. In this regard, some payments are used to compensate bro-ker-dealers with account maintenance and service fees in an amount up to 0.25% per year of the assets maintained in a Fund by their customers.

  For the fiscal year ended September 30, 1996, under the Class A Plan, each Fund paid the Distributor a fee equal to the following percentages of average daily net assets: Balanced Assets Fund -- .35%; Blue Chip Growth Fund -- .35%; Global Balanced Fund -- .35%; Mid-Cap Growth Fund -- .35% and Small Company Growth Fund -- .35%. For the same period, under the Class B Plan, each Fund paid the Distributor a fee equal to the following percentages of average daily net assets: Balanced Assets Fund --1.00%; Blue Chip Growth Fund -- 1.00%; Global Balanced Fund -- 1.00%; Mid-Cap Growth Fund --1.00% and Small Company Growth Fund -- 1.00%. For the fiscal year ended September 30, 1996, the Growth and Income Fund (Class A and Class B shares) paid the Distributor a fee equal to .34% and .96%, respectively, of the Fund's average daily net assets, pursu-ant to a voluntary fee waiver by the Distributor.

  ADMINISTRATOR. The Trust has entered into a Service Agreement under the terms of which SunAmerica Fund Services, Inc. ("SAFS"), an indirect wholly owned subsidiary of SunAmerica, assists the Transfer Agent in providing shareholder services. Pursuant to the Service Agreement, as compensation for services rendered, SAFS receives a fee from each Fund, accrued daily and payable monthly, at an annual rate of 0.22% of average daily net assets. See the Statement of Additional Information for more information.

                              PURCHASE OF SHARES

  GENERAL. Shares of each of the Funds are sold at the respective net asset value next calculated after receipt of a purchase order, plus a sales charge, which, at the election of the investor, may be imposed either (i) at the time of purchase (Class A shares), or (ii) on a deferred basis (Class B shares and certain Class A shares).

  The minimum initial investment in each Fund is $500 and the minimum subse-quent investment is $100. However, for Individual Retirement Accounts ("IRAs"), Keogh Plan accounts and accounts for other qualified plans, the min-imum initial investment is $250 and the minimum subsequent investment is $25.

  The decision as to which class is most beneficial to an investor depends on the amount and intended length of the investment. Investors should consult their investment adviser for help in determining which class of shares is most appropriate for them. Generally, investors making large investments, qualify-ing for a reduced initial sales charge, might consider Class A shares because there is a lower distribution fee than Class B shares. Shareholders who pur-chase $1,000,000 or more of shares of the Funds should only purchase Class A shares. Investors making small investments might consider Class B shares be-cause

100% of the purchase price is invested immediately. Dealers may receive dif-ferent levels of compensation depending on which class of shares they sell.

  Upon making an investment in shares of a Fund, an open account will be established under which shares of the applicable Fund and additional shares acquired through reinvestment of dividends and distributions will be held for each shareholder's account by State Street Bank and Trust Company ("State Street") and its affiliate, National Financial Data Services ("NFDS") (collectively, the "Transfer Agent"). Shareholders will not be issued certificates for their shares unless they specifically so request in writing but no certificate is issued for fractional shares. Shareholders receive regular statements from the Transfer Agent that report each transaction affecting their accounts. Further information may be obtained by calling Shareholder/Dealer Services at (800) 858-8850.

  CLASS A SHARES. Class A shares are offered at net asset value plus an initial sales charge, which varies with the size of the purchase as follows:

                                                                      CONCESSION
                                                      SALES CHARGE    TO DEALERS
                                                    ----------------- ----------
                                                      % OF   % OF NET    % OF
                                                    OFFERING  AMOUNT   OFFERING
                 SIZE OF PURCHASE                    PRICE   INVESTED   PRICE
                 ----------------                   -------- -------- ----------
Less than $50,000..................................  5.75%    6.10%       5.00%
$50,000 but less than $100,000.....................  4.75%    4.99%       4.00%
$100,000 but less than $250,000....................  3.75%    3.90%       3.00%
$250,000 but less than $500,000....................  3.00%    3.09%       2.25%
$500,000 but less than $1,000,000..................  2.10%    2.15%       1.35%
$1,000,000 or more.................................   None     None   see below

  No sales charge is payable at the time of purchase on investments of $1 mil-lion or more. Nevertheless, the Distributor will pay a commission to any dealer who initiates or is responsible for such an investment, in the amount of 1.00% of the amount invested. Redemptions of such shares within the twelve months following their purchase will be subject to a CDSC at the rate of 1.00% of the lesser of the net asset value of the shares being redeemed (exclusive of reinvested dividends and distributions) or the total cost of such shares. This CDSC is paid to the Distributor. Redemptions of such shares held longer than twelve months would not be subject to a CDSC. However, one-half of the commission paid with respect to such a purchase is subject to forfeiture by the dealer in the event the redemption occurs during the second year from the date of purchase. In determining whether a deferred sales charge is payable, it is assumed that shares purchased with reinvested dividends and distribu-tions and then other shares held the longest are redeemed first.

  To the extent that sales are made for personal investment purposes, the sales charge is waived as to Class A shares purchased by current or retired officers, directors, and other full-time employees of SunAmerica and its affiliates, as well as members of the selling group and family members of the foregoing. In addition, the sales charge is waived with respect to shares purchased by wrap or certain other advisory accounts for the benefit of clients of broker-dealers, financial institutions, registered investment advisers or financial planners adhering to certain standards established by the Distributor. Shares purchased under this waiver are subject to certain limitations described in the Statement of Additional Information. Complete details concerning how an investor may purchase shares at reduced sales charges may be obtained by contacting Shareholder/Dealer Services at (800) 858-8850.

  There are certain special purchase plans for Class A shares which can reduce the amount of the initial sales charge to investors in the Funds. For more in-formation about "Rights of Accumulation," the "Letter of Intent," "Combined Purchase Privilege," "Reduced Sales Charges for Group Purchases" and the "Net Asset Value Transfer Program," see the Statement of Additional Information.

  CLASS B SHARES. Class B shares are offered at net asset value. Certain redemptions of Class B shares within the first six years of the date of purchase are subject to a CDSC. The charge is assessed on an amount equal to the lesser of the then-current market value or the purchase price of the shares being redeemed. No charge is assessed on shares derived from reinvestment of dividends or capital gains distributions. In determining whether a CDSC is applicable to a redemption, the calculation is determined in the manner that results in the lowest possible rate being charged. Therefore, it is assumed that the redemption is first of any Class A shares, second of any shares in the shareholder's Fund account that are not subject to a CDSC (i.e., shares representing reinvested dividends and distributions), third of shares held for more than six years and fourth of shares held the longest during the six-year period.

The CDSC will not be applied to dollar amounts representing an increase in the net asset value of the shares being redeemed since the time of purchase of such redeemed shares. The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of Fund shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month. The following table sets forth the rates of the CDSC.

                                                       CONTINGENT DEFERRED SALES
                                                       CHARGE AS A PERCENTAGE OF
YEAR SINCE PURCHASE                                       DOLLARS INVESTED OR
PAYMENT WAS MADE                                          REDEMPTION PROCEEDS
-------------------                                    -------------------------
First.................................................              4%
Second................................................              4%
Third.................................................              3%
Fourth................................................              3%
Fifth.................................................              2%
Sixth.................................................              1%
Seventh and thereafter................................              0%

  The CDSC will be waived in connection with redemptions which are (a) re-quested within one year of the death or the initial determination of disabil-ity of a shareholder; (b) taxable distributions or loans to participants made by qualified retirement plans or retirement accounts (not including rollovers) for which the Adviser serves as fiduciary (e.g., prepares all necessary tax reporting documents); provided that, in the case of a taxable distribution, the plan participant or accountholder has attained the age of 59 1/2 at the time the redemption is made; (c) made pursuant to a Systematic Withdrawal Plan, up to a maximum amount of 12% per year from a shareholder account based on the value of the account at the time the Plan is established, provided, however, that all dividends and capital gains distributions are reinvested in Fund shares; and (d) made of shares in accounts consisting of assets which were originally individually managed by the Adviser and had paid an investment advisory fee to the Adviser. See the Statement of Additional Information for further information concerning conditions with respect to (a) above. For Fed-eral income tax purposes, the amount of the CDSC will reduce the amount real-ized on the redemption of shares, concomitantly reducing gain or increasing loss. For information on the imposition and waiver of the CDSC contact Shareholder/Dealer Services at (800) 858-8850.

  Shareholders of a Fund that acquired their Class B shares pursuant to a reorganization effected with another SunAmerica mutual fund will remain subject to the terms of the CDSC in effect for the previous fund at the time of such reorganization. For additional information, see "Additional Information Regarding Purchase of Shares" in the Statement of Additional Information.

  Conversion Feature. Class B shares (including a pro-rata portion of the Class B shares purchased through the reinvestment of dividends and distribu-tions) will convert automatically to Class A shares on the first business day of the month following the seventh anniversary of the issuance of such Class B shares. Subsequent to the conversion of a Class B share to a Class A share, such share will no longer be subject to the higher distribution fee of Class B shares. Such conversion will be on the basis of the relative net asset values of Class B shares and Class A shares, without the imposition of any sales load, fee or charge.

  ADDITIONAL PURCHASE INFORMATION. All purchases are confirmed to each share-holder. The Trust and the Distributor reserve the right to reject any purchase order and may at any time discontinue the sale of any class of shares of any Fund.

  Shares of the Funds may be purchased through the Distributor or SAFS, by check or federal funds wire.

  Shareholders who have met the minimum initial investment of the Fund may elect to have periodic purchases made through a dollar cost averaging program. At the shareholder's election, such purchases may be made from their bank checking or savings account on a monthly, quarterly, semi-annual or annual basis. Purchases can be made via electronic funds transfer through the Automated Clearing House or by physical draft check. Purchases made via physical draft check require an authorization card to be filed with the shareholder's bank.

  Checks should be made payable to the specific Fund or to "SunAmerica Funds" or, for retirement plan accounts for which the Adviser serves as fiduciary, to "Resources Trust Company." Payments to open new accounts should be mailed to

SunAmerica Fund Services, Inc., Mutual Fund Operations, The SunAmerica Center, 733 Third Avenue, New York, New York 10017-3204, together with a completed New Account Application. Payment for subsequent purchases should be mailed to SunAmerica Fund Services, Inc., c/o NFDS, P.O. Box 419373, Kansas City, Missouri 64141-6373 and the shareholder's Fund account number should appear on the check. For fiduciary retirement plan accounts, both initial and subsequent purchases should be mailed to SunAmerica Fund Services, Inc., Mutual Fund Operations, The SunAmerica Center, 733 Third Avenue, New York, New York 10017-3204. SAFS reserves the right to reject any check made payable other than in the manner indicated above. Under certain circumstances, a Fund will accept a multi-party check (e.g., a check made payable to the shareholder by another party and then endorsed by the shareholder to the Fund in payment for the purchase of shares); however, the processing of such a check may be subject to a delay. The Funds do not verify the authenticity of the endorsement of such multi-party check, and acceptance of the check by a Fund should not be considered verification thereof. Neither the Funds nor their affiliates will be held liable for any losses incurred as a result of a fraudulent endorsement.

  Shares will be priced at the net asset value next determined after the order is placed with the Distributor or SAFS. See "Additional Information Regarding Purchase of Shares" in the Statement of Additional Information for more information regarding these services and the procedures involved and when orders are deemed to be placed.

  Investors may purchase Class A shares of a Fund at net asset value to the extent that the investment represents the proceeds from a redemption of shares of a non-SunAmerica mutual fund in which the investor either (a) paid a front-end sales load or (b) was subject to or paid a CDSC on the redemption proceeds. See " Net Asset Value Transfer Program" in the Statement of Additional Information for more details regarding this privilege.

                             REDEMPTION OF SHARES

  Shares of any Fund may be redeemed at any time at their net asset value next determined, less any applicable CDSC, after receipt by the Fund of a redemption request in proper form. Any capital gain or loss realized by a shareholder upon any redemption of shares must be recognized for federal income tax purposes. See "Dividends, Distributions and Taxes."

  REGULAR REDEMPTION. Shareholders may redeem their shares by sending a writ-ten request to SAFS, Mutual Fund Operations, The SunAmerica Center, 733 Third Avenue, New York, NY 10017-3204. All written requests for redemption must be endorsed by the shareholder(s) with signature(s) guaranteed by an "eligible guarantor institution" which includes: banks, brokers, dealers, credit unions, securities and exchange associations, clearing agencies and savings associa-tions. Guarantees must be signed by an authorized signatory of the eligible guarantor and the words "Signature Guaranteed" must appear with the signature. Signature guarantees by notaries will not be accepted. SAFS may request fur-ther documentation from corporations, executors, administrators, trustees or guardians.

  REPURCHASE THROUGH THE DISTRIBUTOR. The Distributor is authorized, as agent for the Funds, to offer to repurchase shares which are presented by telephone to the Distributor by investment dealers. Orders received by dealers must be at least $500. The repurchase price is the net asset value per share of the applicable class of shares of a Fund next determined after the repurchase or-der is received, less any applicable CDSC. Repurchase orders received by the Distributor after the Fund's close of business will be priced based on the next business day's close. Dealers may charge for their services in connection with the repurchase, but neither the Funds nor the Distributor imposes any such charge. The offer to repurchase may be suspended at any time, as de-scribed below.

  TELEPHONE REDEMPTION. The Trust accepts telephone requests for redemption of shares with a value of less than $100,000. The proceeds of a telephone redemption may be sent by wire to the shareholder's bank account as set forth in the New Account Application Form or in a subsequent written authorization. Shareholders utilizing the redemption through the electronic funds transfer method will incur a $15.00 transaction fee. The Trust will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Failure to do so may result in liability to the Trust for losses incurred due to unauthorized or fraudulent telephone instructions. Such procedures include, but are not limited to, requiring some form of personal identification prior to acting upon instructions received by telephone and/or tape recording of telephone instructions.

  A shareholder making a telephone redemption should call Shareholder/Dealer Services at (800) 858-8850, and state (i) the name of the shareholder(s) appearing on the Trust's records, (ii) his or her account number with the Trust, (iii) the name of the Fund, (iv) the amount to be redeemed and (v) the name of the person(s) requesting the redemption. The Trust reserves the right to terminate or modify the telephone redemption service at any time.

  SYSTEMATIC WITHDRAWAL PLAN. Shareholders who have invested at least $5,000 in any of the Funds may provide for the periodic payment from the account pur-suant to the Systematic Withdrawal Plan. Payment may be made by check or by electronic funds transfer through the Automated Clearing House. At the share-holder's election, such payment may be made directly to the shareholder or to a third party on a monthly, quarterly, semi-annual or annual basis. The mini-mum periodic payment is $50. Maintenance of a withdrawal plan concurrently with purchases of additional shares may be disadvantageous to a shareholder because of the sales charge applicable to such purchases. Shareholders who have been issued share certificates will not be eligible to participate in the Systematic Withdrawal Plan and will have to comply with certain additional procedures in order to redeem shares. Further information may be obtained by calling Shareholder/Dealer Services at (800) 858-8850.

  GENERAL. Payment is normally made on the next business day for shares redeemed, but in any event, payment is made by check within seven days after receipt by the Transfer Agent of share certificates or of a redemption request, or both, in proper form. Under unusual circumstances, the Funds may suspend repurchases or postpone payment for up to seven days or longer, as permitted by the federal securities laws.

  At various times, a Fund may be requested to redeem shares for which it has not yet received good payment. A Fund may delay or cause to be delayed the mailing of a redemption check until such time as good payment (e.g., cash or certified check drawn on a United States bank) has been collected for the pur-chase of such shares, which will not exceed 15 days.

  Because of the high cost of maintaining smaller shareholder accounts, the Funds may redeem, on at least 60 days' written notice and without shareholder consent, any account that has a net asset value of less than $500 ($250 for retirement plan accounts), as of the close of business on the day preceding such notice, unless such shareholder increases the account balance to at least $500 during such 60-day period. In the alternative, the applicable Fund may impose a $2.00 monthly charge on accounts below the minimum account size.

  If a shareholder redeems shares of any class of a Fund and then within one year from the date of redemption decides the shares should not have been re-deemed, the shareholder may use all or any part of the redemption proceeds to reinstate, free of sales charges (Class A shares) and with the crediting of any CDSC paid with respect to such reinstated shares at the time of redemption (Class B shares), all or any part of the redemption proceeds in shares of the Fund at the then-current net asset value. Reinstatement may affect the tax status of the prior redemption.

                              EXCHANGE PRIVILEGE

  GENERAL. Shareholders in any of the Funds may exchange their shares for the same class of shares of any other Fund or other SunAmerica fund that offers such class at the respective net asset value per share. Before making an ex-change, a shareholder should obtain and review the prospectus of the fund whose shares are being acquired. All exchanges are subject to applicable mini-mum initial or subsequent investment requirements. Notwithstanding the forego-ing, shareholders may elect to make periodic exchanges on a monthly, quarter-ly, semi-annual and annual basis through the Systematic Exchange Program. Through this program, the minimum exchange amount is $25 and there is no fee for exchanges made. All exchanges can only be effected if the shares to be ac-quired are qualified for sale in the state in which the shareholder resides. Exchanges of shares generally will constitute a taxable transaction except for IRAs, Keogh Plans and other qualified or tax-exempt accounts. The exchange privilege may be terminated or modified upon 60 days' written notice. Further information about the exchange privilege may be obtained by calling Shareholder/Dealer Services at (800) 858-8850.

  If a shareholder acquires Class A shares through an exchange from another SunAmerica fund where the original purchase of such fund's Class A shares was not subject to an ini-tial sales charge because the purchase was in excess of $1 million, such shareholder will remain subject to the 1% CDSC, if any, applicable to such re-demptions. In such event, the period for which the original shares were held prior to the exchange will be "tacked" with the holding period of the shares acquired in the exchange for purposes of determining whether the 1% CDSC is applicable upon a redemption of any of such shares.

  A shareholder who acquires Class B shares through an exchange from another SunAmerica fund will retain liability for any deferred sales charge which is outstanding on the date of the exchange. In such event, the period for which the original shares were held prior to the exchange will be "tacked" with the holding period of the shares acquired in the exchange for purposes of deter-mining what, if any, CDSC is applicable upon a redemption of any of such shares.

  RESTRICTIONS ON EXCHANGES. Because excessive trading (including short-term "market timing" trading) can hurt a Fund's performance, each Fund may refuse any exchange sell order (1) if it appears to be a market timing transaction involving a significant portion of a Fund's assets or (2) from any shareholder account if previous use of the exchange privilege is considered excessive. Ac-counts under common ownership or control, including, but not limited to, those with the same taxpayer identification number and those administered so as to redeem or purchase shares based upon certain predetermined market indications, will be considered one account for this purpose.

  In addition, a Fund reserves the right to refuse any exchange purchase order if, in the judgment of the Adviser, the Fund would be unable to invest effec-tively in accordance with its investment objective and policies, or would oth-erwise potentially be adversely affected. A shareholder's purchase exchange may be restricted or refused if the Fund receives or anticipates simultaneous orders affecting significant portions of the Fund's assets. In particular, a pattern of exchanges that coincide with a "market timing" strategy may be dis-ruptive to the Fund and may therefore be refused.

  Finally, as indicated under "Purchase of Shares", the Fund and Distributor reserve the right to refuse any order for the purchase of shares.

                PORTFOLIO TRANSACTIONS, BROKERAGE AND TURNOVER

  The Adviser is responsible for decisions to buy and sell securities for the Funds, selection of broker-dealers and negotiations of commission rates. With respect to the Global Balanced Fund, AIG Global is responsible for decisions to buy and sell foreign equity securities, selection of broker-dealers and ne-gotiation of commission rates for its component of the portfolio. In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission (although the price of the security usually includes a profit to the dealer). In underwritten offerings, securities are purchased at a fixed price which in-cludes an underwriter's concession or discount. On occasion, certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

  As a general matter, the Adviser (or Sub-Adviser) selects broker-dealers which, in its best judgment, provide prompt and reliable execution at favora-ble security prices and reasonable commission rates. The Adviser (or Sub-Ad-viser) may select broker-dealers which provide it with research services and may cause a Fund to pay such broker-dealers commissions which exceed those which other broker-dealers may have charged, if in the Adviser's (or Sub-Ad-viser's) view the commissions are reasonable in relation to the value of the brokerage and/or research services provided by the broker-dealer. Brokerage arrangements may take into account the distribution of Fund shares by broker-dealers, subject to best price and execution. The Adviser and AIG Global may effect portfolio transactions through an affiliated broker-dealer, acting as agent and not as principal, in accordance with Rule 17e-1 under the 1940 Act and other applicable securities laws.

  Each Fund has no limitation regarding its policy with respect to portfolio turnover. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities, excluding short-term securities, by the average monthly value of the Fund's long-term portfolio securities. High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs which will be borne directly by the Fund. In addi-tion, high portfolio turnover may result in increased short-term capital gains, which, when distributed to shareholders, are treated as ordinary in-come.

                       DETERMINATION OF NET ASSET VALUE

  The Fund is open for business on any day the NYSE is open for regular trading. Shares are valued each day as of the close of regular trading on the NYSE (generally, 4:00 P.M., Eastern time). Each Fund calculates the net asset value of each class of its shares separately by dividing the total value of each class's net assets by the shares of each class outstanding. Investments for which market quotations are readily available are valued at market. All other securities and assets are valued at fair value following procedures approved by the Trustees.

                               PERFORMANCE DATA

  Each Fund may advertise performance data that reflect its total investment return. A brief summary of the computations is provided below and a detailed discussion is in the Statement of Additional Information. Both total return and yield figures are based on historical earnings and are not intended to in-dicate future performance.

  Total return performance data may be advertised by each Fund. The average annual total return may be calculated for one-, five- and ten-year periods or for the lesser period since inception. These performance data represent the average annual percentage changes of a hypothetical $1,000 investment and as-sumes the reinvestment of all dividends and distributions and includes sales charges and recurring fees that are charged to shareholder accounts. A Fund's advertisements may also reflect total return performance data calculated by means of cumulative, aggregate, average, year-to-date, or other total return figures. Further, the Fund may advertise total return performance for periods of time in addition to those noted above.

  Yield will be calculated based on a 30-day (or one-month) period ended on the date of the applicable Fund's most recent balance sheet and for other such periods, as deemed appropriate. The net investment income per share earned during the period will be divided by the maximum offering price per share on the last day of the period and annualized to obtain the yield. For purposes of calculating yields, net income is determined by a standard formula prescribed by the Securities and Exchange Commission to facilitate comparison with yields quoted by other mutual funds.

  Although expenses for Class B shares may be higher than those for Class A shares, the performance of Class B shares may be higher than the performance of Class A shares after giving effect to the impact of the sales charges and 12b-1 fees applicable to each class of shares.

                      DIVIDENDS, DISTRIBUTIONS AND TAXES

  DIVIDENDS AND DISTRIBUTIONS. Dividends from net investment income, if any, and the excess of net realized long-term capital gains over net capital losses ("capital gain distributions"), if any, will be distributed to the shareholders at least annually. Dividends and distributions generally are taxable in the year in which they are paid, except any dividends paid in January which were declared in the previous calendar quarter will be treated as paid in December of the previous year. With respect to capital gain distributions, each Fund's policy is to offset any prior year capital loss carry forward against any realized capital gains, and accordingly, no distribution of capital gains will be made until gains have been realized in excess of any such loss carry forward. Dividends and distributions are paid in additional shares based on the next determined net asset value, unless the shareholder elects in writing, not less than five business days prior to the payment date, to receive amounts in excess of $10 in cash.

  In addition to having the dividends and distributions of a Fund reinvested in shares of such Fund, a shareholder may, if he or she so elects on the New Account Application Form, have dividends and distributions invested in the same class of shares of any other SunAmerica Mutual Fund at the then-current net asset value of such Fund(s).

  TAXES. Each Fund is qualified and intends to continue to qualify and elect to be taxed as a regulated investment company under the Code. While so qualified, the Trust and each of the Funds will not be subject to U.S. Federal income tax on the portion of its investment company taxable income and net capital gains distributed to its shareholders.

  For Federal income tax purposes, dividends of net investment income and distributions of any net realized short-term capital gain, whether paid in cash or reinvested in shares of the Fund, are taxable to shareholders as ordinary income. To the extent a

Fund's income is derived from certain dividends received from domestic corporations, a portion of the dividends paid to corporate shareholders of such Fund will be eligible for the 70% dividends received deduction.

  Income and capital gains received by the Global Balanced Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. Shareholders may be able to claim U.S. foreign tax credits with respect to such taxes, subject to certain provisions and limitations contained in the Code. If more than 50% in value of the Fund's total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible, and intends, to file an election with the Internal Revenue Service when beneficial to shareholders pursuant to which shareholders of the Fund will be required to include their proportionate share of such withholding taxes in their U.S. income tax returns as gross income, treat such proportion-ate share as taxes paid by them, and deduct such proportionate share in com-puting their taxable incomes or, alternatively, use them as foreign tax cred-its against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by non-corporate shareholders who do not itemize deductions. Of course, certain retirement accounts which are not subject to tax cannot claim foreign tax credits on investments in foreign securities held in the Fund. A shareholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from the Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. The Fund will report annually to its shareholders the amount per share of such withholding taxes.

  Under Code Section 988, foreign currency gains or losses from certain for-ward contracts, from futures contracts that are not "regulated futures con-tracts" and from unlisted non-equity options will generally be treated as or-dinary income or loss. Such Code Section 988 gains or losses will generally increase or decrease the amount of a fund's investment company taxable income available to be distributed to shareholders as ordinary income, rather than increasing or decreasing the amount of the Fund's net capital gain. Addition-ally, if Code Section 988 losses exceed other investment company taxable in-come during a taxable year, a Fund would not be able to make any ordinary div-idend distributions, and any distributions made in the same taxable year may be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's fund shares. In certain cases, a Fund may be entitled to elect to treat foreign currency gains on forward or futures con-tracts, or options thereon, as capital gains.

  The Global Balanced Fund and Growth and Income Fund may purchase debt securities (such as zero-coupon or pay-in-kind securities) that contain original issue discount. Original issue discount that accrues in a taxable year is treated as earned by a Fund and therefore is subject to the distribution requirements of the Code. Because the original issue discount earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of other securities and use the proceeds to make distributions to shareholders.

  Statements as to the tax status of distributions to shareholders of the Funds will be mailed annually. Shareholders are urged to consult their own tax advisors regarding specific questions as to federal, state or local taxes. Foreign shareholders are also urged to consult their own tax advisors regarding the foreign tax consequences of ownership of interests in a Fund. See "Dividends, Distributions and Taxes" in the Statement of Additional Information.

                              GENERAL INFORMATION

  REPORTS TO SHAREHOLDERS. The Trust sends to its shareholders audited annual and unaudited semi-annual reports for the Fund. The financial statements ap-pearing in annual reports are audited by independent accountants. In addition, the Transfer Agent sends to each shareholder having an account directly with the Trust a statement confirming transactions in the account.

  ORGANIZATION. The Trust, a business trust organized under the laws of the Commonwealth of Massachusetts on June 18, 1986, is an open-end diversified management investment company, commonly referred to as a mutual fund. The Trust consists of six investment series or funds: the Balanced Assets Fund, the Global Balanced Fund, the Blue Chip Growth Fund, the Mid-Cap Growth Fund, the Small Company Growth Fund, and the Growth and Income

Fund. The Trustees have the authority to issue an unlimited number of shares of beneficial interest of separate series, par value $.01 per share, of the Trust, and to divide each such series into one or more classes of shares.

  The Trust does not hold annual shareholder meetings. The Trustees are re-quired to call a meeting of shareholders for the purpose of voting upon the question of removal of any Trustee when so requested in writing by the share-holders of record holding at least 10% of the Trust's outstanding shares. Each share of each Fund has equal voting rights on each matter pertaining to that Fund or matters to be voted upon by the Trust, except as noted above. Each share of each Fund is entitled to participate equally with the other shares of that Fund in dividends and other distributions and the proceeds of any liqui-dation, except that, due to the differing expenses borne by the two classes, such dividends and proceeds are likely to be lower for Class B shares than for Class A shares. See the Statement of Additional Information for more informa-tion with respect to the distinctions among classes.

  Under Massachusetts law, shareholders of a trust, such as the Trust, in cer-tain circumstances may be held personally liable as partners for the obliga-tions of the trust. However the Declaration of Trust, pursuant to which the Trust was organized, contains an express disclaimer of shareholder liability for acts or obligations of the Trust. The Declaration of Trust also provides for indemnification out of the Trust's property for any shareholder held per-sonally liable for any Trust obligation. Thus the risk of a shareholder being personally liable, as a partner for obligations of the Trust, is limited to the unlikely circumstance in which the Trust itself would be unable to meet its obligations.

  INDEPENDENT ACCOUNTANTS AND LEGAL COUNSEL. Price Waterhouse LLP has been selected as independent accountants for the Funds. The firm of Shereff, Friedman, Hoffman & Goodman, LLP has been selected as legal counsel for the Funds.

  SHAREHOLDER INQUIRIES. All inquiries regarding the Trust should be directed to the Trust at the telephone number or address on the cover page of this Pro-spectus. For questions concerning share ownership, dividends, transfer of own-ership or share redemption, contact SAFS, Mutual Fund Operations, The SunAmerica Center, 733 Third Avenue, New York, NY 10017-3204, or call Shareholder/Dealer Services at (800) 858-8850.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTA-TIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE STATEMENT OF ADDI-TIONAL INFORMATION AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESEN-TATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE AD-VISER OR THE DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY MAY NOT LAWFULLY BE MADE.

                               [LOGO]SUNAMERICA
                                     CAPITAL SERVICES
                                     Distributor

EFPRO